Exhibit 99.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 4, 2005

among

PENTAIR, INC.,

Various Subsidiaries of Pentair, Inc.,

Various Financial Institutions,

JP MORGAN CHASE BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION

and

THE BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO BRANCH,

as Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,

as initial UK Lender,

BANK OF MONTREAL,

as initial Canadian Lender,

BANK OF AMERICA, N.A.,

as initial EMU Lender,

U.S. BANK NATIONAL ASSOCIATION,

as Swing Line Lender,

and

BANK OF AMERICA, N.A.,

as Administrative Agent and Issuing Bank

BANC OF AMERICA SECURITIES, LLC

Sole Lead Arranger and Sole Book Manager

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-iii-

-iv-

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CONTENTS

Clause	Page
Schedules

Schedule 1.01	Pricing Schedule

Schedule 1.02	Mandatory Cost Formulae

Schedule 2.01	Commitments and Pro Rata Shares

Schedule 7.01	Existing Letters of Credit

Schedule 11.03	Matters To Be Included in Opinions of Foreign Legal Counsel to Borrowers

Schedule 12.05	Litigation

Schedule 13.04	Liens

Schedule 13.06	Subsidiary Debt

Schedule 16.01	Notice Addresses

Exhibits

Exhibit A	Form of Note (Section 1.01)

Exhibit B	Form of Notice of Committed Borrowing (Section 1.01)

Exhibit C-1	Form of Notice of Conversion/Continuation (Company) (Section 1.01)

Exhibit C-2	Form of Notice of Conversion/Continuation (Canadian Borrowers) (Section 1.01)

Exhibit D	Form of Competitive Bid Request (Section 8.02)

Exhibit E	Form of Invitation for Competitive Bids (Section 1.01)

Exhibit F	Form of Competitive Bid (Section 8.02)

Exhibit G-1	Form of Request for Increase in Commitments (Section 2.07)

Exhibit G-2	Form of Request for Consent to Increase (Section 2.07)

Exhibit G-3	Form of Request for Additional Committed Lender (Section 2.07)

Exhibit H	Form of Assignment and Acceptance (Section 1.01)

Exhibit I	Copy of Subsidiary Guaranty

Exhibit J	Form of Borrower Designation

Exhibit K	Form of Confirmation of Subsidiary Guaranty

Exhibit L-1	Form of Lender Designation

Exhibit L-2	Form of Designation of Additional EMU Lender

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 4, 2005 (this “Agreement”) is among PENTAIR, INC. (the “Company”); PENTAIR UK GROUP LIMITED (“Pentair UK”); PENTAIR CANADA INC. (“Pentair Canada”); EUROPENTAIR GmbH (“EuroPentair”); PENTAIR GLOBAL SARL (“Pentair Global”), any other subsidiary of the Company designated as a “Canadian Borrower,” “EMU Borrower” or “UK Borrower” pursuant to the terms hereof (the Company, Pentair UK, Pentair Canada, EuroPentair, Pentair Global and each such designated subsidiary are sometimes referred to collectively as the “Borrowers” or each individually as a “Borrower”); the financial institutions which from time to time are parties hereto as lenders under the Committed Facility (collectively the “Committed Lenders” and each individually a “Committed Lender”); JPMORGAN CHASE BANK, N.A., in its capacity as the initial lender under the UK subfacility (the “UK Lender”); BANK OF MONTREAL, in its capacity as the initial lender under the Canadian subfacility (the “Canadian Lender”); BANK OF AMERICA, N.A., in its capacity as the initial lender under the EMU subfacility (together with each other Lender designated as an “EMU Lender” pursuant to the terms hereof, an “EMU Lender”); BANK OF AMERICA, N.A., as Issuing Bank; U.S. BANK NATIONAL ASSOCIATION, as Swing Line Lender; JP MORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION and THE BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO BRANCH, as Co-Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS, the Lenders are willing to make available (a) a committed revolving credit facility of up to US$800,000,000, with subfacilities for (i) loans to the UK Borrowers by the UK Lender, (ii) loans to the Canadian Borrowers by the Canadian Lender, (iii) loans to the EMU Borrowers by the EMU Lenders, (iv) letters of credit issued by the Issuing Bank and (v) swing line loans to the Company by the Swing Line Lender and (b) an uncommitted competitive bid facility, in each case subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

Absolute Rate - see subsection 8.02(c)(ii)(C).

Acquisition means any transaction or series of related transactions that result, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

Adjusted Eurocurrency Rate means, for any Interest Period for a Eurocurrency Loan made to the Company, a rate of interest per annum determined pursuant to the following formula:

Adjusted Eurocurrency Rate	=	Eurocurrency Rate
1 - Reserve Requirement

Administrative Agent means Bank of America in its capacity as administrative agent for the Lenders hereunder, together with any replacement administrative agent arising under Article XV.

Affected Lender means any Committed Lender that has made a claim for compensation under Section 10.01 or 10.05 or has given a notice (which has not been withdrawn) of the type described in Section 10.02 or 10.03.

Affected Loan - see Section 10.03.

Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

Agent-Related Persons means the Administrative Agent and any successor thereto in such capacity hereunder, together with their respective Affiliates and the officers, directors, trustees, employees, agents and attorneys-in-fact of such Persons and Affiliates.

Agreement - see the Preamble.

Applicable Currency means, with respect to any Loan, the currency in which such Loan is denominated.

Applicable Lending Office means, as to any Lender, the office or offices of such Lender (or of an Affiliate of such Lender) which shall be making or maintaining any Loan hereunder as specified from time to time by such Lender to the Company and the Administrative Agent.

Applicable Margin means a rate per annum determined in accordance with Schedule 1.01.

Assignee - see Section 16.06(b).

Assignment and Acceptance means an Assignment and Acceptance substantially in the form of Exhibit H.

Available Currency means (i) with respect to Committed Loans to the Company, British Pounds Sterling, Canadian Dollars and Euros, and (ii) with respect to EMU Loans, British Pounds Sterling, Euros and any other currency that is freely transferable and is approved by the applicable EMU Lender and the Administrative Agent.

Bank of America means Bank of America, N.A.

Bid Borrowing means a borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Committed Lenders and having the same Interest Period.

Bid Loan means a Loan made in US Dollars by a Committed Lender to the Company under Article VIII.

Borrower - see the Preamble.

Borrowing means a Bid Borrowing or a Committed Borrowing.

Borrowing Date means, with respect to any Loan, the date on which such Loan is to be made.

British Pounds Sterling means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

Business Day means any day other than a Saturday or Sunday or a day on which commercial banking institutions located in Charlotte, Chicago, Minneapolis, New York or San Francisco are authorized or required by law or other governmental action to close and (i) with respect to all notices, determinations, fundings and payments in connection with any Eurocurrency Loan, any day that is also a day for trading by and between banks in the Applicable Currency in the applicable interbank eurocurrency market; (ii) with respect to all matters relating to UK Loans, Canadian Loans or EMU Loans, a day on which the UK Lender, the Canadian Lender or the applicable EMU Lender, as the case may be, is open for business at its Payment Office and (iii) if a reference to Business Day relates to the date for the payment or purchase of any sum denominated in Euro, in addition, a day which is a Target Day.

Canadian Borrowers means, collectively, Pentair Canada and any other Subsidiary of the Company organized under the laws of Canada that the Company designates as a Canadian Borrower hereunder by written notice to the Administrative Agent substantially in the form of Exhibit J.

Canadian Dollars or CAN $ means the lawful currency of Canada.

Canadian Lender - see the Preamble.

Canadian Loan - see Section 4.01.

Canadian Participation Funding Notice means a written notice from the Canadian Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to notify all Committed Lenders to fund their participations in the Canadian Loans as provided in Section 4.06.

Canadian Sublimit means the Dollar Equivalent principal amount of US$75,000,000, as such amount may be adjusted from time to time pursuant to Section 9.04.

Closing Date means March 4, 2005.

Code means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

Committed Borrowing means a borrowing hereunder consisting of Committed Loans made to the Company on the same day by the Committed Lenders in accordance with their Pro Rata Shares and, in the case of a borrowing of Eurocurrency Loans, in the same currency and having the same Interest Period.

Committed Lender - see the Preamble.

Committed Loan means a loan made by a Committed Lender to the Company pursuant to Article II.

Commitment means, with respect to any Committed Lender, its commitment to make Committed Loans and to participate in the various subfacilities hereunder in the amount set forth on Schedule 2.01, as adjusted from time to time in accordance with the terms hereof.

Company - see the Preamble.

Competitive Bid means an offer by a Committed Lender to make a Bid Loan in accordance with subsection 8.02(c).

Competitive Bid Request - see Section 8.02(a).

Computation Date means the last Business Day of each calendar month, each date on which a Borrower borrows, converts or continues any Loan hereunder and each date on which the Dollar Equivalent principal amount of an Affected Loan is required to be determined under Section 10.03.

Consolidated Shareholders’ Equity means, at any date, the consolidated shareholders’ equity of the Company and the Consolidated Subsidiaries.

Consolidated Subsidiary means, as of any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

Conversion/Continuation Date means the date on which a Committed Loan or a Canadian Loan is converted from a Loan of any Type to the other Type or is continued as a Eurocurrency Loan for a new Interest Period.

Credit Extension means the making of a Loan or the issuance of a Letter of Credit hereunder.

Debt of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of such Person in connection with any Securitization Transaction, (vii) all non-contingent reimbursement obligations of such Person under letters of credit, and (viii) all Debt (as defined above) of others Guaranteed by such Person.

Dollar Equivalent means, with respect to a specified amount of any currency, the amount of US Dollars into which such amount of such currency would be converted, based on the applicable Spot Rate.

EBITDA means, for any period, the sum of the consolidated net income of the Company for such period excluding the effect of any extraordinary or non-recurring gains and any extraordinary or non-recurring non-cash losses in such period plus, to the extent deducted in determining such consolidated net income, but without duplication, Interest Expense, income tax expense, depreciation, amortization and non-cash compensation expense for such period; provided that the financial results of the Company’s tools segment which was classified as a “discontinued operation” on the Company’s financial statements for such period shall be excluded in calculating EBITDA except to the extent that the negative contribution to EBITDA for such tools segment for the period beginning on October 3, 2004 and ending on any date of determination of EBITDA would exceed $25,000,000.

EMU Borrowers means, collectively, EuroPentair, Pentair Global and any other Subsidiary of the Company organized under the laws of any jurisdiction that is a member state of the European Union that the Company designates as an EMU Borrower hereunder by written notice to the Administrative Agent substantially in the form of Exhibit J; provided, that with respect to any Subsidiary of the Company that is organized under the laws of any jurisdiction other than Germany or Luxembourg, the applicable EMU Lender and the Administrative Agent shall have consented in writing to such designation.

EMU German Sublimit means the Dollar Equivalent principal amount of US$150,000,000, as such amount may be adjusted from time to time pursuant to Section 9.04.

EMU Legislation means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

EMU Lender - see the Preamble.

EMU Loan - see Section 5.01.

EMU Lux Sublimit means the Dollar Equivalent principal amount of US$150,000,000, as such amount may be adjusted from time to time pursuant to Section 9.04.

EMU Member State Sublimit means, with respect to any EMU Borrower organized under the laws of a jurisdiction other than Germany or Luxembourg, the Dollar Equivalent principal amount specified by the Company, and agreed to by the applicable EMU Lender and the Administrative Agent, at the time such EMU Borrower became a Borrower hereunder, as such amount may be adjusted from time to time pursuant to Section 9.04.

EMU Participation Funding Notice means a written notice from an EMU Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to notify all Committed Lenders to fund their participations in the EMU Loans made by such EMU Lender as provided in Section 5.06.

Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any judicial, regulating or other governmental authority, in each case relating to environmental, health, safety and land use matters.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

ERISA Affiliate, as applied to the Company, means any Person or trade or business which is a member of a group which is under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or, for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

Euro or € means the single currency of Participating Member States.

Eurocurrency Loan means a Loan for which the rate of interest is determined by reference to the Eurocurrency Rate or the Adjusted Eurocurrency Rate.

Eurocurrency Rate means, for any Eurocurrency Loan for any Interest Period,

(a) in the case of a US Dollar Eurocurrency Loan, the rate of interest per annum (carried to five decimal places) determined by the Administrative Agent as the rate at which deposits in US Dollars in the approximate amount of the US Dollar Eurocurrency Loan of Bank of America included in the applicable Borrowing, and having a maturity comparable to such Interest Period, are offered by Bank of America’s Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated by Bank of America from time to time) to major banks in the offshore interbank market at approximately 10:00 a.m. (Chicago time) two Business Days prior to the commencement of such Interest Period; and

(b) in the case of any other Eurocurrency Loan, (i) the rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Relevant Lender (as defined below) from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or (ii) if the rate described in clause (i) is not available at such time for any reason, the rate per annum determined by the Relevant Lender to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Relevant Lender and with a term equivalent to such Interest Period would be offered by the Relevant Lender (or a branch or Affiliate thereof) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. For purposes of the foregoing, “Relevant Lender” means (i) in the case of a Canadian Loan, the Canadian Lender; (ii) in the case of a UK Loan, the UK Lender; and (iii) in the case of an EMU Loan, the applicable EMU Lender.

EuroPentair - see the Preamble.

Event of Default means any event described in Section 14.01.

Existing Agreement means the Amended and Restated Credit Agreement dated as of July 25, 2003 among the Company, various Subsidiaries of the Company and various financial institutions, including Bank of America, as Administrative Agent.

Existing Letter of Credit means a letter of credit listed on Schedule 7.01.

Facility Fee Rate means a rate determined in accordance with Schedule 1.01.

Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

Fronting Margin means a rate determined in accordance with Schedule 1.01.

Foreign Overnight Rate means, for any day with respect to any amount in any currency (other than US Dollars), the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day to major banks in the London or other applicable offshore interbank market by (i) in the case of an amount payable by or to the UK Lender, the Canadian Lender or an EMU Lender, such Lender, and (ii) in the case of any other amount, Bank of America’s London Branch.

Foreign Subsidiary means any Subsidiary (i) organized under the laws of a jurisdiction other than the United States or a state thereof and (ii) which conducts substantially all of its business and operations in a jurisdiction other than the United States.

FRB means the Board of Governors of the Federal Reserve System (or any successor).

GAAP means generally accepted accounting principles set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

Governmental Authority means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

Granting Lender - see subsection 16.06(f).

Guarantee by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities, services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.

Honor Date - see subsection 7.03(b).

Indemnified Liabilities - see subsection 16.03(b).

Indemnified Person - see subsection 16.03(b).

Interest Coverage Ratio means, for any period, the ratio of (i) EBITDA plus rent expense for such period to (ii) Interest Expense plus rent expense of the Company and its Subsidiaries for such period.

Interest Expense means the sum, without duplication, of consolidated interest expense (including the interest component of capital leases, the interest component of Synthetic Lease Obligations, facility, commitment and usage fees, and fees for standby letters of credit) plus consolidated yield or discount accrued on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

Interest Payment Date means (a) as to any US Base Rate Loan or Prime Rate Loan, the last Business Day of each calendar quarter; (b) as to any Swing Line Loan, each Business Day (or, so long as the Committed Lenders not have become obligated to purchase participations in Swing Line Loans pursuant to Section 6.07, as otherwise agreed by the Company and the Swing Line Lender), and (c) as to any other Loan, the last day of each Interest Period applicable to such Loan and, in the case of any such Loan other than a Bid Loan which has an Interest Period which exceeds three months, the three-month anniversary of the first day of such Interest Period.

Interest Period means (a) for any Eurocurrency Loan, a period commencing on the date such Eurocurrency Loan is made, continued or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurocurrency Loan and ending, at the applicable Borrower’s option in accordance with the terms hereof, on the date one, two, three or six months thereafter (or such other periods as may be agreed to by the applicable Borrower, the Administrative Agent and each applicable Lender); and (b) for any Bid Loan, a period of not less than 7 nor more than 183 days; provided that:

(i) if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless, in the case of a Eurocurrency Loan, such extension would cause such Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

(ii) no Interest Period shall extend past the scheduled Termination Date.

Invitation for Competitive Bids means a notice substantially in the form of Exhibit E.

IRS means the Internal Revenue Service of the United States.

Issue means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

Issuing Bank means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement therefor in such capacity.

L/C Advance means each Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

L/C Amendment Application means an application form for amendment of an outstanding Letters of Credit as shall at the relevant time be in use by the Issuing Bank.

L/C Application means an application form for issuance of a standby letter of credit, as shall at the relevant time be in use by the Issuing Bank.

L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into an US Base Rate Loan under subsection 7.03(c).

L/C Fee Rate means a rate per annum determined in accordance with Schedule 1.01.

L/C Obligations means at any time the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus (b) the Dollar Equivalent amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank’s standard form documents for letter of credit issuances.

Lead Arranger means Banc of America Securities, LLC.

Lenders means the Committed Lenders, the UK Lender, the Canadian Lender, each EMU Lender, the Swing Line Lender and the Issuing Bank; and Lender means any of the foregoing.

Letter of Credit means any standby letter of credit Issued by the Issuing Bank pursuant to Article VII (including any Existing Letter of Credit deemed to be a Letter of Credit pursuant to Section 7.01(a)).

Leverage Ratio means, as of any date, the ratio of (a) the sum (without duplication) of (i) all Debt of the Company and its Consolidated Subsidiaries plus (ii) all Synthetic Lease Obligations of the Company and its Consolidated Subsidiaries, all determined on a consolidated basis, to (b) EBITDA for the period of four consecutive fiscal quarters most recently ended on or before such date for which financial statements have been delivered pursuant to subsection 13.01(a) or (b); provided that for purposes of calculating EBITDA pursuant to this clause (b), the consolidated net income of any Person or business unit acquired (or divested or liquidated, if the sales revenue generated by such Person or business unit in the 12 months prior to such divestiture or liquidation was $25,000,000 or more) by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, Interest Expense, income tax expense, depreciation and amortization of such Person or business unit) shall be included (or, in the case of a divestiture or liquidation, excluded) on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith (or the consummation of such divestiture or liquidation) occurred on the first day of such period) in accordance with Article 11 of Regulation S-X of the SEC.

LIBO Rate means, for any Business Day, the offered rate for deposits in US Dollars (rounded upward, if necessary, to the nearest 1/100 of 1%), for delivery of such deposits on such day, for a period of one month, which appears on the Reuters Screen LIBO page as of the time selected by the Swing Line Lender on such day. If at least two rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates (rounded as provided above). If fewer than two rates appear, the rate may be determined by the Swing Line Lender based on other services selected for such purpose by the Swing Line Lender or based on rates offered to the Swing Line Lender for US Dollar deposits in the interbank Eurodollar market.

Lien means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

Loans means Committed Loans, UK Loans, Canadian Loans, EMU Loans, Swing Line Loans and Bid Loans; and Loan means any of the foregoing.

Mandatory Cost means a rate per annum determined in accordance with Schedule 1.02.

Material Adverse Effect means a material adverse effect on (i) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) the ability of any Borrower to perform its obligations hereunder.

Material Financial Obligations means Debt or Synthetic Lease Obligations of the Company or any Subsidiary in an aggregate amount (for all applicable Debt and Synthetic Lease Obligations, but without duplication) equal to or greater than the lesser of (i) a Dollar Equivalent amount of US$50,000,000 or (ii) at any time the Company or any Subsidiary has Debt outstanding, obtained through one or more public or private placements thereof to institutional investors, with a Dollar Equivalent principal amount of US$50,000,000 or more outstanding, which has a threshold for cross-default (similar to subsection 14.01(e)) lower than a Dollar Equivalent amount of US$50,000,000, the lowest threshold amount under any such financing.

Material Subsidiary means (a) each Borrower other than the Company and (b) each other Subsidiary of the Company that at the time of determination constitutes a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement).

Minimum Tranche means (a) in the case of US Dollars, US$5,000,000 or a higher integral multiple of US$1,000,000; and (b) in the case of any Available Currency, an amount equal to US$5,000,000 or a higher integral multiple of 1,000,000 units of such currency.

Moody’s means Moody’s Investors Service, Inc.

Note means a promissory note issued by a Borrower to a Lender substantially in the form of Exhibit A, with appropriate insertions, evidencing Loans by such Lender to such Borrower hereunder.

Notice of Committed Borrowing means a notice substantially in the form of Exhibit B executed by a Senior Financial Officer of the Company.

Notice of Conversion/Continuation means a notice substantially in the form of Exhibit C-1 of a continuation or conversion of Committed Loans pursuant to subsection 2.03(b) or a notice substantially in the form of Exhibit C-2 of the conversion or continuation of a Canadian Loan pursuant to subsection 4.03(b).

Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any Note.

Participant - see subsection 16.06(e).

Participating Member State means any member state of the European Union that has elected the Euro as its lawful currency.

Payment Office means, with respect to the Administrative Agent, the UK Lender, the Canadian Lender, any EMU Lender and the Swing Line Lender, as the context may require, the office of such Person specified on Schedule 16.01 or such other office as such Person may from time to time designate.

Payment Sharing Notice means any of (a) a Canadian Participation Funding Notice, (b) a EMU Participation Funding Notice, (c) a UK Participation Funding Notice or (d) a written notice from any Committed Lender to the Administrative Agent and the Company (i) advising them that an Event of Default has occurred and is continuing and (ii) directing the Administrative Agent to allocate all payments and other recoveries received from or on behalf of the Company in accordance with subsection 9.11(b).

PBGC means the Pension Benefit Guaranty Corporation and any successor thereto.

Pentair Canada - see the Preamble.

Pentair Global - see the Preamble.

Pentair UK - see the Preamble.

Permitted Acquisition means any Acquisition by the Company or a Subsidiary which satisfies each of the following requirements: (i) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of, or will result from, such Acquisition; and (ii) in the case of the Acquisition of any Person, the Board of Directors (or equivalent governing body) of the Person being acquired shall have approved such Acquisition.

Person means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a government or agency or political subdivision thereof.

Plan means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

Prime Rate means, for any day, the rate of interest per annum designated by the Canadian Lender as its “prime rate” at its offices in Toronto, Canada. The “prime rate” is set by the Canadian Lender based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the prime rate announced by the Canadian Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Prime Rate Loan means a Canadian Loan for which the rate of interest is determined by reference to the Prime Rate.

Pro Rata Share means, with respect to any Committed Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of

(a) prior to termination of the Commitments, (i) such Committed Lender’s Commitment divided by (ii) the Total Commitment; and

(b) after termination of the Commitments, (i) the aggregate Dollar Equivalent principal amount of such Committed Lender’s Loans plus the sum of the participations of such Committed Lender in the aggregate Dollar Equivalent principal amount of all UK Loans, Canadian Loans, EMU Loans, Swing Line Loans and (without duplication) L/C Obligations, divided by (ii) the Total Outstandings.

Required Lenders means Committed Lenders having Pro Rata Shares of more than 50%.

Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Reserve Requirement means, for any day for any Eurocurrency Loan to the Company or any Swing Line Loan, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB).

Same Day Funds means (i) with respect to disbursements and payments in US Dollars, immediately available funds, and (ii) with respect to disbursements and payments in any other currency, same day or other funds as may be determined by the Administrative Agent (or, with respect to UK Loans, Canadian Loans or EMU Loans, the UK Lender, the Canadian Lender or the applicable EMU Lender, as the case may be) to be customary in the place of disbursement or payment for the settlement of international banking transactions in such currency.

SEC means the Securities and Exchange Commission.

Securitization Transaction means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing (other than sales of defaulted receivables, foreign receivables or similar items in the ordinary course of business consistent with past practice), together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

Senior Financial Officer means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

S&P means Standard & Poor’s Ratings Group, a division of McGraw-Hill Companies, Inc.

Spot Rate means, for any currency other than US Dollars, the rate determined by the Administrative Agent to be the spot rate for the purchase by Bank of America of US Dollars with such currency through its principal foreign exchange trading office at approximately 11:00 a.m. (local time of such office) two Business Days prior to (or, in the case of determination of the Dollar Equivalent of any Letter of Credit, on) the date as of which the foreign exchange computation is made; provided that if as of any date of determination Bank of America does not have a spot buying rate for any currency or the Administrative Agent does have not access to such rate, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent.

SPV - see subsection 16.06(f).

Sublimit means each of the UK Sublimit, the Canadian Sublimit, the EMU German Sublimit, the EMU Lux Sublimit and each EMU Member State Sublimit.

Subsequent Participant means a member state that adopts the Euro as its lawful currency after the Closing Date;

Subsidiary means any Person in which more than 50% of its outstanding voting stock or rights or more than 50% of all equity interest is owned directly or indirectly by the Company.

Subsidiary Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty on or prior to that day (and has not been released from its obligations thereunder in accordance with the terms hereof).

Subsidiary Guaranty means the Subsidiary Guaranty issued by various Subsidiaries of the Company, a copy of which is attached as Exhibit I.

Swing Line Lender means U.S. Bank National Association in its capacity as Swing Line Lender hereunder, together with any replacement therefor in such capacity.

Swing Line Loan - see Section 6.01.

Swing Line Rate means for any day a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula, which rate shall continue in effect until the next succeeding Business Day:

Swing Line Rate	=	LIBO Rate
1.00 - Reserve Requirement

Synthetic Lease Obligations means obligations under operating leases (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by the Company or a Consolidated Subsidiary. The amount of Synthetic Lease Obligations under any such lease shall be determined in accordance with GAAP as if such operating lease were a capital lease.

Target Day means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year’s Day, or (iii) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (or any successor settlement system) is not operating.

Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such Agent, as the case may be, is organized or maintains a lending office.

Termination Date means the earlier to occur of (i) March 4, 2010 or (ii) the date on which the Commitments terminate or are reduced to zero.

Total Commitment means the aggregate amount of the Commitments of all Committed Lenders. The initial Total Commitment is US$800,000,000.

Total Outstandings means at any time the aggregate US Dollar Equivalent principal amount of all Loans plus (without duplication) the L/C Obligations.

Type of Loan or Borrowing refers to the interest rate basis for a loan or borrowing. The “Types” of Committed Loans or borrowings are US Base Rate Loans or borrowings and Eurocurrency Loans or borrowings. The “Types” of Canadian Loans are Prime Rate Loans and Eurocurrency Loans.

UK Borrowers means, collectively, Pentair UK and any other Subsidiary of the Company organized under the laws of the United Kingdom that the Company designates as a UK Borrower hereunder by written notice to the Administrative Agent substantially in the form of Exhibit J.

UK Deferral Date means the earlier of (a) September 20, 2005 or (b) the date that is five Business Days after the date on which the Administrative Agent and the Company shall have received notice from each Committed Lender required under subsection 10.05(f) to submit a claim for relief from United Kingdom income tax that such Committed Lender has been granted such relief from United Kingdom income tax on (i) usage fees payable by each UK Borrower to such Committed Lender and (ii) interest which may at any time be payable by any UK Borrower to the UK Lender in which such Committed Lender has a participating interest.

UK Lender - see the Preamble.

UK Loan - see Section 3.01.

UK Participation Funding Notice means a written notice from the UK Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to notify all Committed Lenders to fund their participations in the UK Loans as provided in Section 3.06.

UK Sublimit means the Dollar Equivalent principal amount of US$75,000,000, as such amount may be adjusted from time to time pursuant to Section 9.04.

Unfunded Vested Liabilities means, with respect to any Plan at any time, the amount (if any) by which (i) the current liability as defined in Section 412(l)(7) of the Code under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all as determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.

Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

Usage Fee Rate means a rate determined in accordance with Schedule 1.01.

US Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; or (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “reference rate.” (The “reference rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

US Base Rate Loan means a Committed Loan denominated in US Dollars for which the rate of interest is determined by reference to the US Base Rate.

US Dollar Eurocurrency Loans means Committed Loans which are Eurocurrency Loans and are denominated in US Dollars.

US Dollars or US$ means dollars constituting legal tender for the payment of public and private debts in the United States of America.

1.02 Rules of Interpretation.

(a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a consistent basis; provided that if the Company notifies the Administrative Agent that the Company desires to amend any covenant in Article XIII (or any related definition) to eliminate the effect of any change in GAAP on the operation of such covenant (or such definition), or the Administrative Agent notifies the Company that the Required Lenders desire to amend any such covenant (or any such definition) for such purpose, then the Company’s compliance with such covenant shall be determined (or such definition shall be interpreted) on the basis of GAAP as in effect immediately before such change became effective, until either such notice is withdrawn or such covenant (or such definition) is amended in a manner satisfactory to the Company and the Required Lenders.

(b) The headings, subheadings and table of contents herein are solely for convenience of reference and shall not affect the meaning, construction or effect of any provision hereof.

(c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, exhibits and schedules in or to this Agreement.

(d) All definitions set forth herein shall apply to the singular as well as the plural form of the applicable defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(e) References to “including” means including without limiting the generality of any description preceding such term.

(f) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such agreement or document as amended, modified or supplemented from time to time.

(g) In the event that pursuant to Section 10.09 hereof any amount is borrowed and repaid in Euros rather than any particular Applicable Currency, then references to such Applicable Currency and all definitions related to or derived from a reference to such Applicable Currency shall be deemed to be, or be related to or derived from, references to Euros, in the sole discretion of the applicable Lender, and shall be deemed modified to the extent necessary to effect the intent of this Agreement with respect to borrowings in such Applicable Currency.

(h) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(i) If on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices published by the Institute for International Banking Law & Practice, Inc., such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

ARTICLE II

THE COMMITTED FACILITY

2.01 Commitments. Subject to the terms and conditions of this Agreement, each Committed Lender severally agrees (a) to make Committed Loans to the Company in US Dollars or any Available Currency from the Closing Date until the Termination Date in such Committed Lender’s Pro Rata Share of such aggregate amounts as the Company may request from time to time from all Committed Lenders; and (b) to participate in the various subfacilities as more fully set forth below; provided that (i) the Total Outstandings shall not at any time exceed the Total Commitment and (ii) the aggregate Dollar Equivalent principal amount of all Committed Loans of any Committed Lender plus such Committed Lender’s Pro Rata Share of the Dollar Equivalent principal amount of all UK Loans, Canadian Loans, EMU Loans, Swing Line Loans and L/C Obligations shall not at any time exceed such Committed Lender’s Commitment.

2.02 Procedure for Committed Borrowings.

(a) Each Committed Borrowing shall be made upon irrevocable written notice from the Company to the Administrative Agent, which notice must be received by the Administrative Agent not later than (i) 10:00 A.M. (Chicago time) two Business Days prior to the requested Borrowing Date, in the case of US Dollar Eurocurrency Loans; (ii) 11:00 A.M. (Chicago time) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans in an Available Currency; and (iii) 11:00 A.M. (Chicago time) on the requested Borrowing Date, in the case of US Base Rate Loans. Each such notice shall specify:

(A) the amount of the Committed Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

(B) the requested Borrowing Date, which shall be a Business Day;

(C) the Type of Loans comprising the Committed Borrowing; and

(D) in the case of a Borrowing of Eurocurrency Loans, the Applicable Currency (which shall be US Dollars or any Available Currency) and the duration of the initial Interest Period therefor.

(b) Upon receipt of a Notice of Committed Borrowing, the Administrative Agent will promptly notify each Committed Lender thereof and of the amount of such Committed Lender’s Pro Rata Share of the Committed Borrowing.

(c) Each Committed Lender will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent’s Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Committed Borrowing comprised of Committed Loans in US Dollars, by noon (Chicago time) and (ii) in the case of a Committed Borrowing in any Available Currency, by such time as the Administrative Agent may specify. The proceeds of all such Loans will promptly be made available to the Company by the Administrative Agent in like funds as received by the Administrative Agent.

(d) After giving effect to any Committed Borrowing, there may not be more than 20 different Interest Periods for all Committed Borrowings.

2.03 Conversion and Continuation Elections for Committed Borrowings.

(a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.03(b):

(i) elect, as of any Business Day, in the case of US Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of US Dollar Eurocurrency Loans, to convert any Committed Loans (or any part thereof in an amount not less than the Minimum Tranche) into Committed Loans in US Dollars of the other Type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche) as Committed Loans of the same Type and in the same currency with a new Interest Period;

provided that if at any time the aggregate amount of US Dollar Eurocurrency Loans in respect of any Committed Borrowing is reduced, by payment, prepayment or conversion of part thereof, to be less than the Minimum Tranche, such US Dollar Eurocurrency Loans shall automatically convert into US Base Rate Loans.

(b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 10:00 A.M. (Chicago time) two Business Days prior to the Conversion/Continuation Date, if US Dollar Eurocurrency Loans are to be continued for a new Interest Period or Committed Loans are to be converted from US Base Rate Loans into US Dollar Eurocurrency Loans; (ii) 11:00 A.M. (Chicago time) four Business Days prior to the Conversion/Continuation Date, if Committed Loans in any Available Currency are to be continued as Eurocurrency Loans; and (iii) 10:00 A.M. (Chicago time) on the Conversion/Continuation Date, if Committed Loans are to be converted from US Dollar Eurocurrency Loans into US Base Rate Loans. Each such notice shall specify:

(A) the proposed Conversion/Continuation Date;

(B) the aggregate amount and currency of the Committed Loans to be converted or continued;

(C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

(D) other than in the case of conversions into US Base Rate Loans, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to US Dollar Eurocurrency Loans, the Company has failed to timely select a new Interest Period to be applicable to such US Dollar Eurocurrency Loans, the Company shall be deemed to have elected to convert such US Dollar Eurocurrency Loans into US Base Rate Loans effective as of the expiration date of such Interest Period. If upon the expiration of any Interest Period applicable to Committed Loans in any Available Currency, the Company has failed to timely select a new Interest Period to be applicable to such Committed Loans, the Company shall be deemed to have elected to continue such Committed Loans as Eurocurrency Loans for a one-month Interest Period.

(d) The Administrative Agent will promptly notify each Committed Lender of its receipt of a Notice of Conversion/Continuation pursuant to this Section 2.03 or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Committed Lender of the details of any automatic conversion or continuation. All conversions and continuations of Committed Loans shall be made ratably according to the respective Pro Rata Shares of the Committed Lenders.

(e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Committed Loan converted into or continued as a US Dollar Eurocurrency Loan.

(f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than 20 different Interest Periods for all Committed Loans.

2.04 Interest on Committed Loans. The Company shall pay interest on the unpaid principal amount of each Committed Loan made to the Company, from the date such Committed Loan is made to the date such Committed Loan is paid in full, as follows:

(a)	so long as such Committed Loan is a US Base Rate Loan, at a rate per annum equal to the US Base Rate; and

(b)	so long as such Committed Loan is a Eurocurrency Loan, at a rate per annum equal to the Adjusted Eurocurrency Rate for each applicable Interest Period plus the Applicable Margin;

provided that, upon the request of the Required Lenders at any time (and for so long as) an Event of Default exists, the interest rate applicable to each Committed Loan shall be increased by 2% per annum.

2.05 Optional Prepayments. The Company may from time to time prepay Committed Loans in whole or in part, in an aggregate Dollar Equivalent principal amount of at least US$5,000,000 and an integral multiple of 1,000,000 units of the Applicable Currency. The Company shall deliver a notice of prepayment to be received by the Administrative Agent not later than 10:00 A.M. (Chicago time) (a) in the case of US Dollar Eurocurrency Loans, two Business Days in advance of the prepayment date, (b) in the case of Eurocurrency Loans in an Available Currency, four Business Days in advance of the prepayment date and (c) in the case of

US Base Rate Loans, on the prepayment date. Each such notice shall specify the Loans to be prepaid and the date and amount of such prepayment. The Administrative Agent will promptly notify each Committed Lender of its receipt of such notice and of such Committed Lender’s Pro Rata Share of such prepayment. Any prepayment of Eurocurrency Loans shall include accrued interest on the principal amount prepaid and, unless made on the last day of an Interest Period therefor, shall be subject to the provisions of Section 10.04.

2.06 Reduction or Termination of the Commitments. (a) The Company may, upon not less than two Business Days’ prior written notice to the Administrative Agent, (i) terminate the Commitments upon payment in full by the Borrowers of all outstanding obligations hereunder or (ii) permanently reduce the amount of the Commitments, by an amount equal to US$5,000,000 or a higher integral multiple of US$1,000,000, to an amount which is not less than the Total Outstandings.

(b) Once reduced pursuant to this Section, no Commitment may be increased (except pursuant to Section 2.07). Any reduction of the Commitments shall be applied to reduce the Commitments of the Committed Lenders pro rata in accordance with their respective Pro Rata Shares.

2.07 Optional Increase in Total Commitment.

(a) The Company may, no more than once a year, by written notice to the Administrative Agent substantially in the form of Exhibit G-1, request the Lenders to increase the Total Commitment, which notice shall be accompanied by the resolutions of the board of directors of the Company approving such increase certified by the Secretary or an Assistant Secretary of the Company; provided that in no event shall the Total Commitment be increased by more than US$250,000,000 in the aggregate (for all increases pursuant to this Section 2.07) without the written consent of all Lenders.

(b) Any optional increase shall be permitted only if (i) the Company is in compliance with Sections 13.02 and 13.03 before and after giving effect to such increase; (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing and (iii) the Total Commitment following such increase is a multiple of US$5,000,000.

(c) The Administrative Agent shall transmit any increase request to each Committed Lender within one Business Day after its receipt thereof. Each Committed Lender will have the option, in its sole discretion, to subscribe for its Pro Rata Share of such requested increase. The Committed Lenders shall respond in writing to the Company’s request through the Administrative Agent within 15 Business Days by submitting a letter in the form of Attachment I to Exhibit G-1. Any Committed Lender not responding within 15 Business Days shall be deemed to have declined to participate in the increase request. At the option of the Company, any part of the increase not so subscribed may be assumed, within 20 Business Days of the Committed Lenders’ response, by one or more existing Committed Lenders or assumed by other financial institutions designated by the Company and acceptable to the UK Lender, the Canadian Lender, each EMU Lender, the Swing Line Lender, the Issuing Bank and the Administrative Agent, which consents shall not be unreasonably withheld, upon submission of a letter in the form of Exhibit G-2, in the case of an existing Lender, or Exhibit G-3, in the case of a new party to this Agreement.

ARTICLE III

THE UK SUBFACILITY

3.01 UK Commitment. Subject to the terms and conditions of this Agreement, the UK Lender agrees to make loans (each a “UK Loan” and collectively the “UK Loans”) in British Pounds Sterling to each UK Borrower during the period from the Closing Date to the Termination Date in a Dollar Equivalent amount at any time outstanding not to exceed the UK Sublimit; provided that the Total Outstandings shall not at any time exceed the Total Commitment. Subject to the terms and conditions hereof, each UK Borrower may borrow under this Section 3.01, prepay under Section 3.05 and reborrow under this Section 3.01 from time to time.

3.02 Procedure for UK Borrowings.

(a) Each UK Loan shall be made upon irrevocable written notice from the applicable UK Borrower to the UK Lender and the Administrative Agent, which notice must be received not later than 11:00 A.M. (London, England time) at least two Business Days prior to the requested Borrowing Date (or such later time as the UK Lender may approve in its sole discretion). Each such notice shall specify (i) the amount of such UK Loan, which shall be £1,000,000 or a higher integral multiple of £100,000; (ii) the requested Borrowing Date, which shall be a Business Day; and (iii) the duration of the initial Interest Period for such Loan.

(b) Unless the UK Lender has received (i) written notice from the Administrative Agent prior to 9:00 A.M. (London, England time) on the proposed Borrowing Date of any UK Loan directing the UK Lender not to make such UK Loan because such UK Loan is not permitted under Section 3.01 or (ii) written notice of the type and by the time described in subsection 9.10(b) from any Committed Lender, the UK Lender may make any requested UK Loan on the proposed Borrowing Date.

3.03 Continuation Elections for UK Loans. Any UK Borrower may elect to continue any of its outstanding UK Loans for a new Interest Period by giving irrevocable written notice to the Administrative Agent and the UK Lender not later than 11:00 A.M. (London, England time) at least two Business Days prior to the first day of such new Interest Period. Each such notice shall specify the duration of such new Interest Period (or, if such UK Loan is to be divided into two or more UK Loans which have different Interest Periods, each such new Interest Period, provided that each such Loan shall be in the principal amount of £1,000,000 or a higher integral multiple of £100,000). If upon the expiration of any Interest Period for a UK Loan, any UK Borrower has failed to timely select a new Interest Period for such UK Loan (and has not given a timely notice of prepayment of such UK Loan), such UK Borrower shall be deemed to have elected to continue such UK Loan for a one-month Interest Period.

3.04 Interest on UK Loans. Each UK Borrower shall pay interest on the unpaid principal amount of each UK Loan made to such UK Borrower, from the date such UK Loan is made to the date such UK Loan is paid in full, at a rate per annum equal to the Eurocurrency Rate for each applicable Interest Period plus the applicable Mandatory Cost on the first day of such Interest Period plus the Fronting Margin.

3.05 Prepayments of UK Loans.

(a) If on any date the aggregate Dollar Equivalent principal amount of all UK Loans exceeds the UK Sublimit, one or more of the UK Borrowers shall promptly make a prepayment of UK Loans (in accordance with the procedures set forth in subsection (b) below) in an aggregate amount equal to or greater than such excess.

(b) Any UK Borrower may from time to time prepay UK Loans in whole or in part, in an amount equal to £1,000,000 or a higher integral multiple of £100,000. Any UK Borrower will deliver a notice of prepayment to be received by the UK Lender not later than 10:00 A.M. (London, England time) two Business Days in advance of the prepayment date, specifying the Loans to be prepaid and the date and amount of such prepayment. Any prepayment of a UK Loan shall include accrued interest on the principal amount prepaid and, unless made on the last day of an Interest Period therefor, shall be subject to the provisions of Section 10.04.

3.06 Participations in UK Loans.

(a) Each Committed Lender agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Administrative Agent has received a UK Participation Funding Notice, to fund (or to cause an Affiliate to fund) its participation in, each outstanding UK Loan in an amount equal to its Pro Rata Share of the amount of such UK Loan.

(b) The Administrative Agent shall promptly notify each Committed Lender of its receipt of a UK Participation Funding Notice. Promptly (and in any event within three Business Days) upon receipt of such Notice, each Committed Lender shall (or shall cause an Affiliate to) make available to the Administrative Agent for the account of the UK Lender an amount in British Pounds Sterling and in Same Day Funds equal to its Pro Rata Share of all outstanding UK Loans (it being understood that no Committed Lender which is an Affiliate of the UK Lender shall be obligated to make any amount available to the UK Lender unless otherwise required by the UK Lender). If any Committed Lender so notified fails to make available to the Administrative Agent for the account of the UK Lender the full amount of such Committed Lender’s participations in all UK Loans by the date which is three Business Days after its receipt of such notice from the Administrative Agent, then interest shall accrue on such Committed Lender’s obligations to fund such participations, from such date to the date such Committed Lender pays such obligations in full, at a rate per annum equal to the Foreign Overnight Rate in effect from time to time during such period.

(c) From and after the date on which the UK Lender has delivered to the Administrative Agent a UK Participation Funding Notice, all funds received by the UK Lender in payment of the UK Loans, interest accrued thereon after the third Business Day following delivery of such notice and other amounts payable in respect thereof shall be delivered by the UK Lender to the Administrative Agent, in the same funds as those received by the UK Lender, to be distributed to all Committed Lenders in accordance with their Pro Rata Shares (i.e., giving effect to the funding of participations pursuant to this Section 3.06), except that the Pro Rata Share of such funds of any Committed Lender that has not funded its participations as provided herein (and of any Committed Lender which is an Affiliate of the UK Lender) shall be retained by the UK Lender.

(d) If the Administrative Agent or the UK Lender is required at any time to return to any UK Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by any UK Borrower to the Administrative Agent or the UK Lender in respect of any UK Loan or any interest or fee thereon, each Committed Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the UK Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or the UK Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Committed Lender to the Administrative Agent, at a rate per annum equal to the Foreign Overnight Rate from time to time in effect.

(e) The Required Lenders, the UK Lender and the Administrative Agent may agree on any other reasonable method (such as making assignments of UK Loans) for sharing the risks of UK Loans ratably among all Committed Lenders according to their Pro Rata Shares so long as such method does not materially disadvantage any Committed Lender.

ARTICLE IV

THE CANADIAN SUBFACILITY

4.01 Canadian Commitment. Subject to the terms and conditions of this Agreement, the Canadian Lender agrees to make loans (each a “Canadian Loan” and collectively the “Canadian Loans”) in Canadian Dollars to each Canadian Borrower during the period from the Closing Date to the Termination Date in a Dollar Equivalent amount at any time outstanding not to exceed the Canadian Sublimit; provided that the Total Outstandings shall not at any time exceed the Total Commitment. Subject to the terms and conditions hereof, each Canadian Borrower may borrow under this Section 4.01, prepay under Section 4.05 and reborrow under this Section 4.01 from time to time.

4.02 Procedure for Canadian Borrowings.

(a) Each Canadian Loan shall be made upon irrevocable written notice from the applicable Canadian Borrower to the Canadian Lender and the Administrative Agent, which notice must be received not later than (i) 10:00 A.M. (Toronto time) at least two Business Days prior to the proposed date of such Loan, in the case of a Eurocurrency Loan; and (ii) 10:00 A.M. (Toronto time) on the proposed date of such Loan, in the case of a Prime Rate Loan (or, in each case, such later time as the Canadian Lender may approve in its sole discretion). Each such notice shall specify (i) the amount of such Canadian Loan, which shall be CAN$1,000,000 or a higher integral multiple of CAN$100,000; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) the Type of Canadian Loan requested; and (iv) in the case of a Eurocurrency Loan, the duration of the initial Interest Period for such Loan.

(b) Unless the Canadian Lender has received (i) written notice from the Administrative Agent prior to 9:00 A.M. (Toronto time) on the proposed Borrowing Date of any Canadian Loan directing the Canadian Lender not to make such Canadian Loan because such Canadian Loan is not permitted under Section 4.01 or (ii) written notice of the type and by the time described in subsection 9.10(b) from any Committed Lender, the Canadian Lender may make any requested Canadian Loan on the proposed Borrowing Date.

(c) After giving effect to any Canadian Loan, there may not be more than 10 different Interest Periods for all Canadian Loans.

4.03 Conversion and Continuation Elections for Canadian Loans. (a) Any Canadian Borrower may, upon irrevocable written notice to the Canadian Lender, in accordance with subsection 4.03(b):

(i) elect, as of any Business Day, in the case of a Prime Rate Loan, or as of the last day of the applicable Interest Period, in the case of a Eurocurrency Loan to such Canadian Borrower, to convert any Canadian Loan (or any part thereof in an amount not less than CAN$1,000,000 and an integral multiple of CAN$100,000) into a Canadian Loan of the other Type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any Eurocurrency Loan to such Canadian Borrower having an Interest Period expiring on such day (or any part thereof in an amount not less than CAN$1,000,000 and an integral multiple of CAN$100,000) as a Canadian Loan of the same Type with a new Interest Period;

provided that if at any time the aggregate amount of any Canadian Loan which is a Eurocurrency Loan is reduced, by payment, prepayment or conversion of part thereof, to be less than the CAN$1,000,000, such Eurocurrency Loan shall automatically convert into a Prime Rate Loan.

(b) The applicable Canadian Borrower shall deliver a Notice of Conversion/Continuation to be received by the Canadian Lender not later than (i) 10:00 A.M. (Toronto time) two Business Days prior to the Conversion/Continuation Date, if a Canadian Loan is to be converted from a Prime Rate Loan into a Eurocurrency Loan; and (ii) 10:00 A.M. (Toronto time) on the Conversion/Continuation Date, if a Canadian Loan is to be converted from a Eurocurrency Loan into a Prime Rate Loan. Each such notice shall specify:

(A) the proposed Conversion/Continuation Date;

(B) the amount of the Canadian Loan to be converted or continued;

(C) the Type of Canadian Loan resulting from the proposed conversion or continuation; and

(D) other than in the case of conversion into a Prime Rate Loan, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to a Eurocurrency Loan to a Canadian Borrower, such Canadian Borrower has failed to timely select a new Interest Period to be applicable to such Eurocurrency Loan, such Canadian Borrower shall be deemed to have elected to convert such Eurocurrency Loan into a Prime Rate Loan effective as of the expiration date of such Interest Period. After giving effect to any conversion or continuation of a Canadian Loan, there may not be more than 10 different Interest Periods for all Canadian Loans.

4.04 Interest on Canadian Loans. Each Canadian Borrower shall pay interest on the unpaid principal amount of each Canadian Loan made to such Canadian Borrower, from the date such Canadian Loan is made to the date such Canadian Loan is paid in full, as follows:

(a)	so long as such Canadian Loan is a Prime Rate Loan, at a rate per annum equal to the Prime Rate; and

(b)	so long as such Canadian Loan is a Eurocurrency Loan, at a rate per annum equal to the Eurocurrency Rate for each applicable Interest Period plus the Applicable Margin;

provided that, upon the request of the Canadian Lender at any time (and for so long as) an Event of Default exists, the interest rate applicable to each Canadian Loan shall be increased by 2% per annum.

4.05 Prepayments of Canadian Loans.

(a) If on any date the aggregate Dollar Equivalent principal amount of all Canadian Loans exceeds the Canadian Sublimit, one or more of the Canadian Borrowers shall promptly make a prepayment of Canadian Loans (in accordance with the procedures set forth in subsection (b) below) in an aggregate amount equal to or greater than such excess.

(b) Any Canadian Borrower may from time to time prepay Canadian Loans in whole or in part, in an amount equal to CAN$1,000,000 or a higher integral multiple of CAN$100,000. Any such Canadian Borrower shall deliver a notice of prepayment to be received by the Canadian Lender not later than 10:00 A.M. (Toronto time) (a) in the case of a Eurocurrency Loan to such Canadian Borrower, two Business Days in advance of the prepayment date, and (b) in the case of a Prime Rate Loan, on the prepayment date. Each such notice shall specify the Loan to be prepaid and the date and amount of such prepayment. Any prepayment of a Eurocurrency Loan shall include accrued interest on the principal amount prepaid and, unless made on the last day of an Interest Period therefor, shall be subject to the provisions of Section 10.04.

4.06 Participations in Canadian Loans.

(a) Each Committed Lender agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Administrative Agent has received a Canadian Participation Funding Notice, to fund (or to cause an Affiliate to fund) its participation in, each outstanding Canadian Loan in an amount equal to its Pro Rata Share of the amount of such Canadian Loan.

(b) The Administrative Agent shall promptly notify each Committed Lender of its receipt of a Canadian Participation Funding Notice. Promptly (and in any event within three Business Days) upon receipt of such Notice, each Committed Lender shall (or shall cause an Affiliate to) make available to the Administrative Agent for the account of the Canadian Lender an amount in Canadian Dollars and in Same Day Funds equal to its Pro Rata Share of all outstanding Canadian Loans (it being understood that no Committed Lender which is an Affiliate of the Canadian Lender shall be obligated to make any amount available to the Canadian Lender unless otherwise required by the Canadian Lender). If any Committed Lender so notified fails to make available to the Administrative Agent for the account of the Canadian Lender the full amount of such Committed Lender’s participations in all Canadian Loans by the date which is three Business Days after its receipt of such notice from the Administrative Agent, then interest shall accrue on such Committed Lender’s obligations to fund such participations, from such date to the date such Committed Lender pays such obligations in full, at a rate per annum equal to the Foreign Overnight Rate in effect from time to time during such period.

(c) From and after the date on which the Canadian Lender has delivered to the Administrative Agent a Canadian Participation Funding Notice, all funds received by the Canadian Lender in payment of the Canadian Loans, interest accrued thereon after the third Business Day following delivery of such notice and other amounts payable in respect thereof shall be delivered by the Canadian Lender to the Administrative Agent, in the same funds as those received by the Canadian Lender, to be distributed to all Committed Lenders in accordance with their Pro Rata Shares (i.e., giving effect to the funding of participations pursuant to this Section 4.06), except that the Pro Rata Share of such funds of any Committed Lender that has not funded its participations as provided herein (and of any Committed Lender which is an Affiliate of the Canadian Lender) shall be retained by the Canadian Lender.

(d) If the Administrative Agent or the Canadian Lender is required at any time to return to any Canadian Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by any Canadian Borrower to the Administrative Agent or the Canadian Lender in respect of any Canadian Loan or any interest or fee thereon, each Committed Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Canadian Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or the Canadian Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Committed Lender to the Administrative Agent, at a rate per annum equal to the Foreign Overnight Rate from time to time in effect.

(e) The Required Lenders, the Canadian Lender and the Administrative Agent may agree on any other reasonable method (such as making assignments of Canadian Loans) for sharing the risks of Canadian Loans ratably among all Committed Lenders according to their Pro Rata Shares so long as such method does not materially disadvantage any Committed Lender.

4.07 Maximum Rate of Return. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985, C. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement in respect of Canadian Loans exceed the effective annual rate of interest on the “credit advanced” (as defined in such

Section 347) under this Agreement in respect of such Loans lawfully permitted under such Section 347 and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in such Section 347) is determined to be contrary to the provisions of such Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the applicable Canadian Borrower and the Canadian Lender and the amount of such payment or collection shall be refunded to the applicable Canadian Borrower; for purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable credit advanced on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Lender will be conclusive for the purposes of such determination.

ARTICLE V

THE EMU SUBFACILITY

5.01 EMU Commitment. Subject to the terms and conditions of this Agreement, each EMU Lender agrees that it will make loans (each an “EMU Loan” and collectively the “EMU Loans”), in the Available Currencies and to the EMU Borrowers agreed to by such EMU Lender pursuant hereto, during the period from the Closing Date to the Termination Date in a Dollar Equivalent amount at any time outstanding not to exceed (i) in the case of EMU Borrowers organized under the laws of Germany, the EMU German Sublimit, (ii) in the case of EMU Borrowers organized under the laws of Luxembourg, the EMU Lux Sublimit and (iii) in the case of an EMU Borrower organized under the laws of a jurisdiction other than Germany or Luxembourg, its EMU Member State Sublimit; provided that the Total Outstandings shall not at any time exceed the Total Commitment. Subject to the terms and conditions hereof, each EMU Borrower may borrow under this Section 5.01, prepay under Section 5.05 and reborrow under this Section 5.01 from time to time.

5.02 Procedure for EMU Borrowings.

(a) Each EMU Loan shall be made upon irrevocable written notice from the applicable EMU Borrower to the applicable EMU Lender and the Administrative Agent, which notice must be received not later than 11:00 A.M. (Frankfurt time) at least four Business Days prior to the requested Borrowing Date (or such later time as such EMU Lender may approve in its sole discretion). Each such notice shall specify (i) the Available Currency of such Loan, (ii) the amount of such EMU Loan, which shall be the Dollar Equivalent principal amount of US$1,000,000 or a higher integral multiple of 500,000 units of the applicable Available Currency; (ii) the requested Borrowing Date, which shall be a Business Day; and (iii) the duration of the initial Interest Period for such Loan.

(b) Unless the applicable EMU Lender has received (i) written notice from the Administrative Agent prior to 9:00 A.M. (Frankfurt time) on the proposed Borrowing Date of any EMU Loan directing such EMU Lender not to make such EMU Loan because such EMU Loan is not permitted under Section 5.01 or (ii) written notice of the type and by the time described in subsection 9.10(b) from any Committed Lender, such EMU Lender may make any requested EMU Loan on the proposed Borrowing Date.

(c) After giving effect to any EMU Loan, there may not be more than 10 different Interest Periods for all EMU Loans.

5.03 Continuation Elections for EMU Loans. Any EMU Borrower may elect to continue any of its outstanding EMU Loans for a new Interest Period in the same Applicable Currency by giving irrevocable written notice to the Administrative Agent and the applicable EMU Lender not later than 11:00 A.M. (Frankfurt time) at least three Business Days prior to the first day of such new Interest Period. Each such notice shall specify the duration of such new Interest Period (or, if such EMU Loan is to be divided into two or more EMU Loans which have different Interest Periods, each such new Interest Period, provided that each such Loan shall be the Dollar Equivalent principal amount of US$1,000,000 or a higher integral multiple of 500,000 units of the applicable Available Currency). If upon the expiration of any Interest Period for an EMU Loan, any EMU Borrower has failed to timely select a new Interest Period for such EMU Loan (and has not given a timely notice of prepayment of such EMU Loan), such EMU Borrower shall be deemed to have elected to continue such EMU Loan for a one-month Interest Period. After giving effect to any continuation of an EMU Loan, there may not be more than 10 different Interest Periods for all EMU Loans.

5.04 Interest on EMU Loans. Each EMU Borrower shall pay interest on the unpaid principal amount of each EMU Loan made to such EMU Borrower, from the date such EMU Loan is made to the date such EMU Loan is paid in full, at a rate per annum equal to the Eurocurrency Rate for each applicable Interest Period plus the applicable Mandatory Cost on the first day of such Interest Period plus the Fronting Margin.

5.05 Prepayments of EMU Loans.

(a) If on any date the aggregate outstanding Dollar Equivalent principal amount of all EMU Loans made to EMU Borrowers organized under the laws of Germany exceeds the EMU German Sublimit, one or more of such EMU Borrowers shall promptly make a prepayment of EMU Loans (in accordance with the procedures set forth in subsection (d) below) in an aggregate amount equal to or greater than such excess.

(b) If on any date the aggregate outstanding Dollar Equivalent principal amount of all EMU Loans made to EMU Borrowers organized under the laws of Luxembourg exceeds the EMU Lux Sublimit, one or more of such EMU Borrowers shall promptly make a prepayment of EMU Loans (in accordance with the procedures set forth in subsection (d) below) in an aggregate amount equal to or greater than such excess.

(c) If on any date the aggregate outstanding Dollar Equivalent principal amount of all EMU Loans made to any EMU Borrowers organized under the laws of a jurisdiction other than Germany or Luxembourg exceeds its EMU Member State Sublimit, such EMU Borrower shall promptly make a prepayment of EMU Loans to it (in accordance with the procedures set forth in subsection (d) below) in an aggregate amount equal to or greater than such excess.

(d) Any EMU Borrower may from time to time prepay EMU Loans in whole or in part, in a principal amount equal to the Dollar Equivalent principal amount of US$1,000,000 or a higher integral multiple of 500,000 units of the applicable Available Currency. Any such EMU

Borrower prepaying EMU Loans will deliver a notice of prepayment to be received by the applicable EMU Lender not later than 11:00 A.M. (Frankfurt time) four Business Days in advance of the prepayment date, specifying the Loans to be prepaid and the date and amount of such prepayment. Any prepayment of an EMU Loan shall include accrued interest on the principal amount prepaid and, unless made on the last day of an Interest Period therefor, shall be subject to the provisions of Section 10.04.

5.06 Participations in EMU Loans.

(a) Each Committed Lender agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, upon receipt of notice that the Administrative Agent has received an EMU Participation Funding Notice from an EMU Lender, to fund (or to cause an Affiliate to fund) its participation in each outstanding EMU Loan made by such EMU Lender in an amount equal to its Pro Rata Share of the amount of such EMU Loan.

(b) The Administrative Agent shall promptly notify each Committed Lender of its receipt of an EMU Participation Funding Notice and the identity of the EMU Lender giving such notice. Promptly (and in any event within four Business Days) upon receipt of such notice, each Committed Lender shall (or shall cause an Affiliate to) make available to the Administrative Agent for the account of the applicable EMU Lender an amount in the Applicable Currency and in Same Day Funds equal to its Pro Rata Share of all outstanding EMU Loans made by such EMU Lender (it being understood that no Committed Lender which is an Affiliate of such EMU Lender shall be obligated to make any amount available to such EMU Lender unless otherwise required by such EMU Lender). If any Committed Lender so notified fails to make available to the Administrative Agent for the account of such EMU Lender the full amount of such Committed Lender’s participations in all EMU Loans made by such EMU Lender by the date which is four Business Days after its receipt of such notice from the Administrative Agent, then interest shall accrue on such Committed Lender’s obligations to fund such participations, from such date to the date such Committed Lender pays such obligations in full, at a rate per annum equal to the Foreign Overnight Rate in effect from time to time during such period.

(c) From and after the date on which any EMU Lender has delivered to the Administrative Agent an EMU Participation Funding Notice, all funds received by such EMU Lender in payment of EMU Loans made by such EMU Lender, interest accrued thereon after the third Business Day following delivery of such notice and other amounts payable in respect thereof shall be delivered by such EMU Lender to the Administrative Agent, in the same funds as those received by such EMU Lender, to be distributed to all Committed Lenders in accordance with their Pro Rata Shares (i.e., giving effect to the funding of participations pursuant to this Section 5.06), except that the Pro Rata Share of such funds of any Committed Lender that has not funded its participations as provided herein (and of any Committed Lender which is an Affiliate of such EMU Lender) shall be retained by such EMU Lender.

(d) If the Administrative Agent or any EMU Lender is required at any time to return to any EMU Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by any EMU Borrower to the Administrative Agent or such EMU Lender in respect of any EMU Loan made by such

EMU Lender or any interest or fee thereon, each Committed Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such EMU Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or such EMU Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Committed Lender to the Administrative Agent, at a rate per annum equal to the Foreign Overnight Rate from time to time in effect.

(e) The Required Lenders, any EMU Lender and the Administrative Agent may agree on any other reasonable method (such as making assignments of EMU Loans) for sharing the risks of EMU Loans made by such EMU Lender ratably among all Committed Lenders according to their Pro Rata Shares so long as such method does not materially disadvantage any Committed Lender.

ARTICLE VI

THE SWING LINE SUBFACILITY

6.01 Swing Line Commitment. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make Loans to the Company (each a “Swing Line Loan” and collectively the “Swing Line Loans”) in US Dollars from time to time on any Business Day during the period from the Closing Date to the Termination Date in an aggregate principal amount at any time outstanding not to exceed US$50,000,000; provided that the Total Outstandings shall not at any time exceed the Total Commitment. Subject to the terms and conditions hereof, the Company may borrow under this Section 6.01, prepay under Section 6.04 and reborrow under this Section 6.01 from time to time.

6.02 Procedure for Swing Line Borrowings.

(a) Each Swing Line Loan shall be made upon irrevocable written notice from the Company to the Swing Line Lender and the Administrative Agent, which notice must be received not later than 12:00 noon (Minneapolis time) on the requested Borrowing Date (or such later time as the Swing Line Lender may approve in its sole discretion). Each such notice shall specify (i) the amount of such Swing Line Loan, which shall be an integral multiple of US$100,000 and (ii) the requested Borrowing Date, which shall be a Business Day.

(b) Unless the Swing Line Lender has received (i) written notice from the Administrative Agent prior to 8:00 A.M. (Minneapolis time) on the proposed Borrowing Date of any Swing Line Loan directing the Swing Line Lender not to make such Swing Line Loan because such Swing Line Loan is not permitted under Section 6.01 or (ii) written notice of the type and by the time described in subsection 9.10(b) from any Committed Lender, the Swing Line Lender may make any requested Swing Line Loan on the proposed Borrowing Date.

6.03 Interest on Swing Line Loans. The Company shall pay interest on the unpaid principal amount of each Swing Line Loan, from the date such Swing Line Loan is made to the date such Swing Line Loan is paid in full, at a rate per annum equal to the Swing Line Rate from time to time in effect plus the Applicable Margin; provided that (a) at any time that the Committed Lenders have funded their participations in Swing Line Loans, the interest rate applicable to Swing Line Loans shall not be less than the US Base Rate; and (b) upon the request of the Swing Line Lender (or, if the Committed Lenders have funded their participations in Swing Line Loans, the Required Lenders) at any time (and for so long as) an Event of Default exists, the interest rate applicable to each Swing Line Loan shall be increased by 2% per annum.

6.04 Prepayments of Swing Line Loans. The Company may from time to time prepay Swing Line Loans in whole or in part, in a principal amount equal to US$100,000 or a higher integral multiple of US$100,000. The Company will deliver a notice of prepayment to be received by the Swing Line Lender and the Administrative Agent not later than noon (Minneapolis time) on the Business Days of such prepayment, specifying the Swing Line Loans to be prepaid and the date and amount of such prepayment.

6.05 Participations in Swing Line Loans. Each Committed Lender agrees that it shall at all times have a participation in, and acknowledges that it is irrevocably and unconditionally obligated, as more fully set forth in Section 6.07, to fund its participation in, each outstanding Swing Line Loan in an amount equal to its Pro Rata Share of the amount of such Swing Line Loan.

6.06 Refunding of Swing Line Loans. The Swing Line Lender may, at any time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Committed Lender through the Administrative Agent to make a Committed Loan in an amount equal to such Committed Lender’s Pro Rata Share of the principal amount of all Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in subsection 14.01(f) or 14.01(g) shall have occurred and be continuing (in which event the procedures of Section 6.07 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Committed Loan are then satisfied or the aggregate amount of Swing Line Loans is not in the minimum or integral amount otherwise required hereunder, each Committed Lender shall make the proceeds of its Committed Loan available to the Administrative Agent for the account of the Swing Line Lender at its Payment Office, as directed by the Swing Line Lender, prior to noon (Minneapolis time) in Same Day Funds on the Business Day next succeeding the date such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Committed Loans made pursuant to this Section 6.06 shall be US Base Rate Loans (but, subject to the other provisions of this Agreement, may be converted to US Dollar Eurocurrency Loans).

6.07 Funding Participations in Swing Line Loans.

(a) If an event described in subsection 14.01(f) or (g) exists (or for any reason the Committed Lenders may not make Committed Loans pursuant to Article II), each Committed Lender will, upon notice from the Administrative Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Committed Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Committed Lender will immediately transfer to the Administrative Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

(b) If the Administrative Agent or the Swing Line Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or any official in any bankruptcy or insolvency proceeding, any portion of any payment made by the Company to the Administrative Agent or the Swing Line Lender in respect of any Swing Line Loan or any interest or fee thereon, each Committed Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Swing Line Lender the amount of its Pro Rata Share of the amount so returned by the Administrative Agent or the Swing Line Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Committed Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

ARTICLE VII

THE LETTER OF CREDIT SUBFACILITY

7.01 Letters of Credit.

(a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 7.02, and (B) to honor properly drawn drafts under Letters of Credit; and (ii) each Committed Lender severally agrees to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall not be obligated to Issue, and no Committed Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the “Issuance Date”):

(i) the Total Outstandings would exceed the Total Commitment; or

(ii) all L/C Obligations would exceed $100,000,000.

Within the foregoing limits, and subject to the other terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed. By their execution of this Agreement, the parties hereto agree that on the Closing Date (without any further action by any Person), each Existing Letter of Credit shall be deemed to have been issued as a Letter of Credit under this Agreement and the rights and obligations of the issuer and account party thereunder shall be subject to the terms hereof. The Administrative Agent will determine the Dollar Equivalent amount of the L/C Obligations with respect to any Letter of Credit when issued, when drawn upon and as of the first Business Day of each month.

(b) The Issuing Bank shall be under no obligation to Issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(ii) the Issuing Bank has received written notice from any Committed Lender, the Administrative Agent or any Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article XI is not then satisfied;

(iii) the expiry date of any requested Letter of Credit is (A) more than 366 days after the date of such Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the scheduled Termination Date, unless all Committed Lenders have approved such expiry date in writing;

(iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

(v) such Letter of Credit is denominated in a currency other than US Dollars, an Available Currency or another currency that is freely transferable and approved by the Issuing Bank and the Administrative Agent.

7.02 Issuance, Amendment and Renewal of Letters of Credit.

(a) Each Letter of Credit shall be Issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

(b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received, on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing the Issuing Bank not to issue such Letter of

Credit because such issuance is not then permitted hereunder or (B) a notice described in Section 9.10(b), then, subject to the terms and conditions of this Agreement, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank’s usual and customary business practices.

(c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the applicable Borrower to the Administrative Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Administrative Agent will promptly notify the Committed Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

(d) The Issuing Bank and the Committed Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 7.02 upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company, the Committed Lenders and the Administrative Agent hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

(e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the scheduled Termination Date.

(f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(g) The Issuing Bank will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or an amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or such amendment or renewal.

7.03 Participations, Drawings and Reimbursements.

(a) Immediately upon the Issuance of each Letter of Credit, each Committed Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Committed Lender’s Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or a transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 A.M. (Chicago time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an “Honor Date”), in an amount equal to the amount so paid by the Issuing Bank. If the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 A.M. (Chicago time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Committed Lender thereof, and the Company shall be deemed to have requested that US Base Rate Loans be made by the Committed Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in subsections 11.02(b) and (c). Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection 7.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Committed Lender shall upon any notice pursuant to subsection 7.03(b) make available to the Administrative Agent for the account of the Issuing Bank an amount in US Dollars and in Same Day Funds equal to its Pro Rata Share of the Dollar Equivalent amount of the applicable drawing (as determined by the Administrative Agent), whereupon such Committed Lender shall be deemed to have made a US Base Rate Loan to the Company in such amount. If any Committed Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Committed Lender’s Pro Rata Share of the amount of the drawing by no later than noon (Chicago Time) on the Honor Date, then interest shall accrue on such Committed Lender’s obligation to make such payment, from the Honor Date to the date such Committed Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Committed Lender to effect such payment on such date shall not relieve such Committed Lender of its obligations under this subsection 7.03(c).

(d) With respect to any unreimbursed drawing that is not converted into Committed Loans in whole or in part, because of the Company’s failure to satisfy any of the conditions set forth in subsections 11.02(b) and (c) or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the US Base Rate plus 2% per annum, and each Committed Lender’s payment to the Issuing Bank pursuant to subsection 7.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Committed Lender in satisfaction of its participation obligation in respect of the applicable Letter of Credit.

(e) Each Committed Lender’s obligation in accordance with this Agreement to make US Base Rate Loans or L/C Advances, as contemplated by this Section 7.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Committed Lender may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Committed Lender’s obligation to make US Base Rate Loans under this Section 7.03 is subject to the conditions set forth in subsections 11.02(b) and (c).

7.04 Repayment of Participations.

(a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of Same Day Funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under a Letter of Credit with respect to which any Committed Lender has paid the Administrative Agent for the account of the Issuing Bank for such Committed Lender’s participation in such Letter of Credit pursuant to Section 7.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Committed Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Committed Lender’s Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the pro rata share of such funds of any Committed Lender that did not so pay the Administrative Agent for the account of the Issuing Bank.

(b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or any official in any insolvency proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to subsection (a) above in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Committed Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its pro rata share of any amount so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amount is returned by such Committed Lender to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate (in the case of amounts in US Dollars) or the Foreign Overnight Rate (in the case of other amounts), in each case as in effect from time to time.

7.05 Role of the Issuing Bank.

(a) The Lenders and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates or other documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) Neither the Issuing Bank nor any of its correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Committed Lenders (including the Required Lenders), as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee of any Letter of Credit at law or under any other agreement. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

7.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing of such Borrower and any drawing under a Letter of Credit converted into US Base Rate Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such L/C-Related Document under all circumstances, including any of the following:

(a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(b) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(c) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(d) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit;

(e) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company or any other Person in respect of any Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a guarantor; provided that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of the Company to commence any proceeding against the Issuing Bank for any wrongful disbursement made by the Issuing Bank under a Letter of Credit as a result of any act or omission constituting gross negligence or willful misconduct on the part of the Issuing Bank.

7.07 Letter of Credit Fees.

(a) The Company shall pay to the Administrative Agent for the account of the Committed Lenders a letter of credit fee with respect to the Letters of Credit at a rate per annum equal to the L/C Fee Rate (as in effect from time to time) on the daily maximum Dollar Equivalent amount available to be drawn under the outstanding Letters of Credit, computed on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which all Letters of Credit have been terminated) based upon Letters of Credit outstanding for the applicable period as calculated by the Administrative Agent; provided that, upon the request of the Required Lenders at any time (and for so long as) an Event of Default exists, the L/C Fee Rate shall be increased by 2% per annum.

(b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank at the rate per annum separately agreed to by the Company and the Issuing Bank on the daily maximum Dollar Equivalent amount available to be drawn under the outstanding Letters of Credit, computed on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which all Letters of Credit have been terminated) based upon the Letters of Credit outstanding for the applicable period as calculated by the Issuing Bank.

(c) The letter of credit fees payable under subsection (a) and the fronting fees payable under subsection (b) shall be payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding and on the Termination Date (or such later date upon which all outstanding Letters of Credit shall have been terminated).

(d) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

7.08 International Standby Practices. The International Standby Practices as published by the Institute for International Banking Law & Practice, Inc. most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

7.09 Letters of Credit for the Account of Subsidiaries. The Company and the applicable Subsidiary shall be jointly and severally liable for any Letter of Credit which is issued jointly for the account of the Company and any Subsidiary.

ARTICLE VIII

COMPETITIVE BID FACILITY

8.01 Competitive Bid Loans. Each Lender agrees that the Company may from time to time prior to the Termination Date request the Committed Lenders to submit offers to make Bid Loans to the Company in an aggregate principal amount at any time outstanding not to exceed US$250,000,000. Each Committed Lender may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; provided that at no time shall the Total Outstandings exceed the Total Commitments.

8.02 Procedures for Bid Borrowings.

(a) The Company may request the Committed Lenders to submit offers to make Bid Loans by sending the Administrative Agent by facsimile a written notice substantially in the form of Exhibit D (a “Competitive Bid Request”) so as to be received no later than 10:00 A.M. (Chicago time) one Business Day prior to the date of a proposed Bid Borrowing, specifying:

(i) the date of the proposed Bid Borrowing, which shall be a Business Day;

(ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of US$5,000,000 or a higher integral multiple of US$1,000,000; and

(iii) the duration of the Interest Period applicable thereto

The Company may not request the Administrative Agent to solicit offers for Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

(b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Committed Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Committed Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 8.02.

(c) (i) Each Committed Lender may in its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 8.02(c) and must be submitted to the Administrative Agent by facsimile transmission at its office specified pursuant to Section 16.01 not later than 8:45 A.M. (Chicago time) on the proposed Borrowing Date; provided that Competitive Bids submitted by the Administrative Agent (in its individual capacity) or any Affiliate thereof may only be submitted if such entity notifies the Company of the terms of the offer or offers contained therein not later than 8:30 A.M. (Chicago time) on the proposed Borrowing Date.

(ii) Each Competitive Bid shall be in substantially the form of Exhibit F, specifying therein:

(A) the proposed Borrowing Date;

(B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Committed Lender, (y) must be $5,000,000 or a higher integral multiple of $1,000,000 and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

(C) the rate of interest per annum expressed in multiples of 1/100th of one basis point (the “Absolute Rate”) offered for each such Bid Loan and the Interest Period applicable thereto; and

(D) the identity of the quoting Committed Lender.

A Competitive Bid may contain up to three separate offers by the quoting Committed Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

(iii) Any Competitive Bid shall be disregarded if it:

(A) is not substantially in conformity with Exhibit F or does not specify all of the information required by subsection 8.02(c)(ii);

(B) contains qualifying, conditional or similar language;

(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

(D) arrives after the time set forth in subsection 8.02(c)(i).

(d) Promptly on receipt and not later than 9:00 A.M. (Chicago time) on the proposed Borrowing Date, the Administrative Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Committed Lender that is in accordance with subsection 8.02(c) and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Committed Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 8.02(c). The Administrative Agent’s notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; (2) the respective principal amounts and Absolute Rates offered for each Interest Period and (3) any other information regarding such Competitive Bid reasonably requested by the Company. Subject only to the provisions of Article XI and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

(e) Not later than 9:15 A.M. on the proposed Borrowing Date, the Company shall notify the Administrative Agent, in writing and in a form reasonably acceptable to the Administrative Agent, of its acceptance or non-acceptance of the offers notified to it pursuant to subsection 8.02(d). The Company shall be under no obligation to accept any offer and may choose to accept or reject some or all of such offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

(ii) the principal amount of each Bid Borrowing must be US$5,000,000 or a higher integral multiple of US$1,000,000;

(iii) acceptance of offers may only be made on the basis of ascending Absolute Rates within each Interest Period; and

(iv) the Company may not accept any offer that is described in subsection 8.02(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(f) If offers are made by two or more Committed Lenders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such

Committed Lenders (in such multiples, not less than US$1,000,000, as the Administrative Agent may deem appropriate) as nearly as practicable in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of demonstrable error.

(g) (i) The Administrative Agent will promptly notify each Committed Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

(ii) Each Committed Lender which has received notice pursuant to subsection 8.02(g)(i) that its Competitive Bid has been accepted with respect to any Bid Loan shall make the amount of such Bid Loan available to the Administrative Agent in Same Day Funds for the account of the Company at the Administrative Agent’s Payment Office, by noon (Chicago time) on the applicable Borrowing Date.

(iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Committed Lender of the range of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

ARTICLE IX

GENERAL CREDIT TERMS

9.01 Repayment. All Loans and all other obligations of the Borrowers hereunder shall be due and payable in full on March 4, 2010 (or such earlier date as shall be required pursuant hereto).

9.02 Payment of Interest. Interest on each Loan shall be paid in arrears on each applicable Interest Payment Date; provided that any interest on UK Loans which, absent this proviso, would be payable prior to the UK Deferral Date shall be payable on the UK Deferral Date. Interest shall also be paid on the date of any prepayment of Loans (other than US Base Rate Loans and Prime Rate Loans) for the portion of the Loans so prepaid. In addition, during the existence of any Event of Default, interest on all Loans shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

9.03 Payments. (a) All payments by the Borrowers hereunder in respect of UK Loans, Canadian Loans, EMU Loans and Swing Line Loans shall be made to the UK Lender, the Canadian Lender, the applicable EMU Lender or the Swing Line Lender, as the case may be, at its Payment Office. All payments by the Borrowers hereunder in respect of any amount payable under Article X shall be made directly to the Lender entitled to receive such payment. All other payments by the Borrowers hereunder shall be made to the Administrative Agent at its Payment Office. All such payments shall be made prior to noon (local time at the place of payment) on the date due, and funds received after that time shall be deemed received on the following Business Day. All such payments shall be made in the currency required herein and without setoff or counterclaim.

(b) If any payment hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurocurrency Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day).

9.04 Adjustment of Sublimits. So long as no Event of Default or Unmatured Event of Default exists, the Company may from time to time change the amount of each of the UK Sublimit, the Canadian Sublimit, the EMU German Sublimit, the EMU Lux Sublimit and any EMU Member State Sublimit by giving notice of such change to the Administrative Agent and the UK Lender, the Canadian Lender or the applicable EMU Lender, as applicable (which notice shall specify the effective date of such change, which shall not be less than three Business Days after such notice is received); provided that (a) the aggregate amount available under all such Sublimits shall not exceed the lesser of US$450,000,000 or the Total Commitment; (b) the Canadian Sublimit shall not exceed the lesser of US$75,000,000 or the Total Commitment; and (c) the UK Lender, the Canadian Lender or the applicable EMU Lender, respectively, must consent to any increase in the UK Sublimit, the Canadian Sublimit, the EMU German Sublimit, the EMU Lux Sublimit or any EMU Member State Sublimit, as the case may be.

9.05 Loan Accounts. The Loans and the L/C Obligations shall be evidenced by one or more accounts or records maintained by the Administrative Agent, each Committed Lender, the UK Lender, the Canadian Lender, the applicable EMU Lender, the Issuing Bank or the Swing Line Lender, as the case may be, in the ordinary course of business. The accounts or records so maintained shall be rebuttable presumptive evidence of the amount of the Loans and the L/C Obligations outstanding by each applicable Lender to each applicable Borrower. Any failure to record or any error in recording any such amount shall, not, however, limit or otherwise affect the obligation of the applicable Borrower hereunder to pay any amount owing with respect to any Loan or any other obligation hereunder, including the L/C Obligations.

9.06 Notes. Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender to any Borrower may be evidenced by one or more Notes issued by such Borrower, instead of loan accounts. Each such Lender may endorse on the schedule annexed to the applicable Note the date, amount and maturity of each applicable Loan made by it and the amount of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by each Borrower to endorse the applicable Note and each such Lender’s record shall be rebuttable presumptive evidence of the amount of the Loans made by such Lender to such Borrower; provided that the failure of a Lender to make, or an error in making, a notation on any Note with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under such Note.

9.07 Fees. In addition to certain fees described in Section 7.07:

(a) Arrangement, Agency Fees. The Company shall pay arrangement fees to the Lead Arranger for the Lead Arranger’s own account, and shall pay agency and other fees to the Administrative Agent for the Administrative Agent’s own account, as mutually agreed to in writing from time to time by the Company, the Lead Arranger and the Administrative Agent.

(b) Facility Fees. The Company shall pay to the Administrative Agent for the account of each Committed Lender a facility fee computed at a rate per annum equal to the Facility Fee Rate on the amount of such Lender’s Commitment, regardless of usage. Such facility fee shall accrue from the date of this Agreement to the Termination Date, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

(c) Usage Fee. Each UK Borrower and EMU Borrower shall pay to the Administrative Agent for the account of each Committed Lender a usage fee computed at a rate per annum equal to the Usage Fee Rate (plus, upon request of the Required Lenders at any time (and for so long as) an Event of Default exists, 2% per annum) on the principal amount of each UK Loan or EMU Loan, as the case may be, outstanding from time to time. Such usage fee shall be payable with respect to each UK Loan and EMU Loan on each date on which interest is payable on such Loan.

9.08 Computation of Fees and Interest. (a) All computations of interest for US Base Rate Loans when the interest rate is determined by the “reference rate” of Bank of America and for Prime Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest on UK Loans shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest and fees being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent, the UK Lender, the Canadian Lender, any EMU Lender or the Swing Line Lender, as the case may be, shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent (or, if applicable, the UK Lender, the Canadian Lender, any EMU Lender or the Swing Line Lender) will, at the request of the applicable Borrower or any Committed Lender, deliver to such Borrower or such Committed Lender, as the case may be, a statement showing the quotations used by the Administrative Agent (or such Lender) in determining any interest rate or Dollar Equivalent amount.

9.09 Currency Exchange Fluctuations. If on any Computation Date the Administrative Agent shall have determined that the then outstanding Dollar Equivalent principal amount of the Total Outstanding exceeds the Total Commitment due to a change in applicable rates of exchange between US Dollars, on the one hand, and any Applicable Currency, on the other hand, then the Administrative Agent shall give notice to the Company that a prepayment is required under this Section, and the Borrowers agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the Total Outstandings will not exceed the Total Commitment.

9.10 Participation Obligations Unconditional.

(a) Each Committed Lender’s obligation to make Loans pursuant to Section 6.06 to refund Swing Line Loans and/or to purchase participation interests in UK Loans, Canadian

Loans, EMU Loans and/or Swing Line Loans pursuant to Section 3.06, 4.06, 5.06 and/or 6.07, as applicable, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Committed Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; (c) any breach of this Agreement by any Borrower or any other Lender; (d) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Swing Line Loan is to be refunded or any participation interest in any Loan is to be purchased; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) Notwithstanding the provisions of subsection (a) above, no Committed Lender shall be required to make any Loan to a Borrower to refund a Swing Line Loan pursuant to Section 6.06 or to purchase a participation interest in a UK Loan, Canadian Loan, EMU Loan and/or Swing Line Loan pursuant to Section 3.06, 4.06, 5.06 or 6.07, as applicable, if, at least two Business Days prior to the making of such UK Loan, Canadian Loan, EMU Loan and/or Swing Line Loan, the Administrative Agent and the UK Lender, the Canadian Lender, the applicable EMU Lender or the Swing Line Lender, as the case may be, received written notice from such Committed Lender specifying that such Committed Lender believed in good faith that one or more of the conditions precedent to the making of such Loan were not satisfied (and detailing its basis for such good faith belief) and, in fact, such conditions precedent to the making of such Loan were not satisfied at the time of the making of such Loan; provided that the obligation of such Committed Lender to make such Loan and/or to purchase such participation interest shall be reinstated upon the earlier of (i) the date on which such Committed Lender notifies the Swing Line Lender that its prior notice has been withdrawn or (ii) the date on which all conditions precedent to the making of such UK Loan, Canadian Loan, EMU Loan and/or Swing Line Loan have been satisfied (or waived by the Required Lenders or all Committed Lenders, as applicable).

9.11 Order and Proration of Payments.

(a) If any payment received by the Administrative Agent by or on behalf of the Company hereunder is insufficient to pay in full the amounts then due and payable by the Company hereunder and the Administrative Agent has not received a Payment Sharing Notice, such payment shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of the principal amount of the Committed Loans, Bid Loans and Swing Line Loans which are then due and payable and to the reimbursement obligations of the Company then due in respect of any Letter of Credit, ratably among the Lenders in accordance with the aggregate principal amount of such Loans and reimbursement obligations owed to each Lender; second, to the payment of interest then due and payable on the Committed Loans, Bid Loans and Swing Line Loans and on the reimbursement obligations of the Company in respect of Letters of Credit, ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; third, to the payment of the fees then due and payable by the Company hereunder, ratably among the Lenders in accordance with the aggregate amount of such fees owed to each Lender; and fourth, to the payment of any other amounts payable by the Company under this Agreement, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each Lender.

(b) After the Administrative Agent has received a Payment Sharing Notice, all payments received by the Administrative Agent by or on behalf of the Company to be distributed to Lenders shall be distributed to the Lenders (and for purposes of this Agreement shall be deemed to have been applied by the Lenders, notwithstanding the fact that any Lender may have made a different application in its books and records) in the following order: first, to the payment of amounts payable by the Company under Section 16.03, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each Lender; second, to the payment of fees payable by the Company under Sections 7.07 and 9.07, ratably among the Lenders in accordance with the aggregate amount of such fees owed to each Lender; third, to the payment of the principal amount of and interest accrued on the Loans to the Company, the reimbursement obligations of the Company in respect of Letters of Credit (including contingent obligations in respect of undrawn Letters of Credit) and the obligations of the Company under Article XVII, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate amount of such Loans and other obligations owed to such Lenders; and fourth, to the payment of any other amount payable by the Company under this Agreement, ratably among the Lenders in accordance with the amount owed to each Lender. Any amount to be distributed pursuant to clause third of the first sentence of this subsection (b) for application to contingent obligations in respect of undrawn Letters of Credit shall be held by the Administrative Agent as cash collateral hereunder. If any Letter of Credit is thereafter drawn upon, the Administrative Agent shall distribute to the Issuing Bank an amount equal to the lesser of the Dollar Equivalent amount of such draw and the amount of the cash collateral held by the Administrative Agent pursuant to the preceding sentence. If any Letter of Credit expires or terminates or the amount available for drawing thereunder is reduced and, after giving effect to such expiration, termination or reduction, the amount of cash collateral held by the Administrative Agent pursuant to the second preceding sentence exceeds the aggregate undrawn Dollar Equivalent amount of all then-outstanding Letters of Credit, such excess shall promptly be applied by the Administrative Agent in the manner and priority set forth in clauses first, second, third and fourth of the first sentence of this subsection (b).

(c) If, other than as expressly provided elsewhere herein, any Committed Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, enforcement of security or otherwise) on account of principal of or interest on any Loan (including any Bid Loan) or any participation therein, any participation in any Letter of Credit or any fees in excess of the share of payments and other recoveries (exclusive of payments or recoveries under Article X) such Committed Lender would have received if such payment or recovery had been distributed pursuant to the provisions of subsection 9.11(a) or (b) (whichever is applicable at the time of such payment or other recovery), such Committed Lender shall purchase from the other Committed Lenders, in a manner to be reasonably specified by the Administrative Agent, such participations in the Loans held by them (and, if applicable, such sub-participations in the participations in Loans and L/C Obligations held by them) as shall be necessary to cause such purchasing Committed Lender to share the excess payment or other recovery ratably with each of them in accordance with the order of payments set forth in subsection 9.11(a) or (b), as applicable; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Committed Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(d) The Dollar Equivalent amount of the principal of and accrued and unpaid interest on each obligation of the Company denominated in a currency other than US Dollars shall be determined by the Administrative Agent as of (i) in the case of any distribution pursuant to subsection 9.11(a) or (b), the date of such distribution, and (ii) in the case of receipt by any Committed Lender of any payment or other recovery which may be subject to subsection 9.11(c) (or any disgorgement by any Committed Lender pursuant to the proviso to such subsection), as of the date of such receipt (or such disgorgement).

9.12 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent (or, in the case of any amount relating to a UK Loan, a Canadian Loan or an EMU Loan, the UK Lender, the Canadian Lender or the applicable EMU Lender, respectively) could purchase the specified currency with such other currency at the Administrative Agent’s (or such Lender’s) Payment Office on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower shall, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the total of (a) the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amount shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under subsection 9.11(c), such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

9.13 Designation of Lenders as the Canadian Lender, the UK Lender or an EMU Lender; Designation of Additional EMU Lenders.

(a) The Company may, by written notice to the Administrative Agent substantially in the form of Exhibit L-1, designate any Lender as the Canadian Lender or the UK Lender. Any such designation shall be permitted only if such designation is consented to in writing by the Administrative Agent and the Lender being designated as the new Canadian Lender or UK Lender, as applicable. Upon the effectiveness of any such designation, the applicable Borrower shall repay all Canadian Loans or UK Loans and all interest thereon and all other amounts payable hereunder in respect thereof to the Lender that previously was designated as the Canadian Lender or the UK Lender, as applicable, such prior Canadian Lender or UK Lender, as applicable, shall cease to have such designation hereunder and all references herein to the Canadian Lender or the UK Lender, as applicable, shall be deemed to be references to the newly designated Canadian Lender or UK Lender, respectively.

(b) The Company may, by written notice to the Administrative Agent substantially in the form of Exhibit L-1, remove the designation of any Lender as an EMU Lender with respect to any particular jurisdiction. Any such removal shall become effective on the later of (i) the date of such notice and (ii) the date on which such Lender has received payment in full of all applicable EMU Loans made by such Lender, all interest thereon and all other amounts payable to such Lender in its capacity as EMU Lender in the applicable jurisdiction.

(c) The Company may, by written notice to the Administrative Agent substantially in the form of Exhibit L-2, designate any Lender as an additional EMU Lender hereunder with respect to any permitted jurisdiction. Any such notice shall identify the EMU Borrowers with respect to which such Lender is to be the applicable EMU Lender. Any such designation shall be permitted only if (i) after giving effect to such designation, there will not be more than two EMU Lenders and (ii) such designation is consented to in writing by the Administrative Agent and the Lender being designated as an additional EMU Lender.

(d) Notwithstanding anything in this Section 9.13 to the contrary, in no event shall any designation made (or any notice given) pursuant to this Section 9.13 affect the rights or obligations of any Lender as a Committed Lender, Swing Line Lender or Issuing Bank hereunder.

ARTICLE X

CHANGE IN CIRCUMSTANCES

10.01 Increased Cost and Reduced Return.

(a) If, after the date hereof, any change in, the adoption of any new applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

(i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Loans, any Note or its obligation to make or to participate in Loans, or shall change the basis of taxation of any amount payable to such Lender (or its Applicable Lending Office) under this Agreement or any Note in respect of any Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

(ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory advance, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurocurrency Rate or the Mandatory Cost) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office) hereunder; or

(iii) shall impose on such Lender (or its Applicable Lending Office) or the applicable offshore interbank market any other condition affecting this Agreement or any Loan;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining or participating in any Loan or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any Note with respect to any Loan, then the applicable Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) If, after the date hereof, any Lender shall have determined that any change in, the adoption of any new, applicable law, rule or regulation regarding capital adequacy, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c) Any Lender claiming compensation under this Section 10.01 shall furnish to the Company and the Administrative Agent a statement setting forth the basis for, and a calculation in reasonable detail of, the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, any Lender may use any reasonable averaging and attribution methods.

10.02 Limitation on Types of Loan. If on or prior to the first day of any Interest Period for any Eurocurrency Loan:

(a) the Administrative Agent (in the case of a Committed Loan) or the applicable Lender (in the case of any other Eurocurrency Loan) determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate in the Applicable Currency, or

(b) the Required Lenders (in the case of Committed Loans) notify the Administrative Agent that they have determined, or the applicable Lender (in the case of any other Eurocurrency Loan) determines (which determination shall, in each case, be conclusive), that the applicable Eurocurrency Rate (or, in the case of Committed Loans, the Adjusted Eurocurrency Rate) will not adequately and fairly reflect the cost to such Lenders or Lender of funding such Loans or Loan in the applicable currency for such Interest Period;

then the Administrative Agent or the applicable Lender, as the case may be, shall give the applicable Borrower (and, if such notice is given by a Lender, the Administrative Agent) prompt notice thereof, and so long as such condition remains in effect, (i) the Committed Lenders or the applicable Lender, as the case may be, shall be under no obligation to make Eurocurrency Loans in the Applicable Currency and (ii) on the last day of the then current Interest Period for each outstanding Eurocurrency Loan in the Applicable Currency to such Borrower, such Borrower shall repay such Loans or, in the case of the Company or a Canadian Borrower, convert such Loans into the other Type of Loan available to such Borrower in accordance with the terms of this Agreement.

10.03 Changes in Law Rendering Eurocurrency Loans Unlawful. If any change in any, or the adoption of any new, applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency or other regulatory body charged with the administration or interpretation thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund any Eurocurrency Loan in any Applicable Currency, then such Lender shall promptly notify the applicable Borrower and the Administrative Agent and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into any Eurocurrency Loan in the Applicable Currency (but, in the case of a Committed Lender, shall make a US Base Rate Loan concurrently with the making of or conversion into Eurocurrency Loans in the Applicable Currency by the Lenders which are not so affected, in each case in a Dollar Equivalent amount equal to such Lender’s Pro Rata Share of the applicable Committed Borrowing) and (b) on the last day of the current Interest Period for each Eurocurrency Loan of such Lender in the Applicable Currency (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurocurrency Loan shall be paid in full (or, in the case of a Committed Loan (unless the Committed Borrowing of which such Committed Loan is a part is paid in full), shall automatically convert to a US Base Rate Loan in US Dollars in an amount equal to the Dollar Equivalent amount of such Eurocurrency Loan). Each US Base Rate Loan made by a Committed Lender which, but for the circumstances described in the foregoing sentence, would be a Eurocurrency Loan (an “Affected Loan”) shall remain outstanding for the same period as the Borrowing of Eurocurrency Loans of which such Affected Loan would be a part absent such circumstances.

10.04 Funding Losses. The applicable Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of such Borrower to borrow, continue or convert a Loan into a Eurocurrency Loan after such Borrower has given (or is deemed to have given) a notice of such borrowing, continuation or conversions;

(b) the failure of such Borrower to make any prepayment of any Loan in accordance with any notice delivered pursuant hereto;

(c) the prepayment (including pursuant to Section 10.03) or other payment (including after acceleration thereof) of the principal of any Loan by such Borrower on a day that is not the last day of an Interest Period; or

(d) the automatic conversion under subsection 2.03(a) or 4.03(a) of any Eurocurrency Loan on a day that is not the last day of an Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain the applicable Loan or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by a Borrower to any Lender under this Section, (i) each Eurocurrency Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurocurrency Rate used in determining the interest rate for the applicable (including any proposed) Interest Period by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period and in the same Applicable Currency, whether or not such Eurocurrency Loan is in fact so funded.

10.05 Taxes.

(a) Any and all payments by any Borrower to any Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Borrower shall pay all Other Taxes.

(b) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 10.05), such Lender or Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) such Borrower shall make such deductions and withholdings; and

(iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(c) Each Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes in the amount that such Lender or the Administrative Agent specifies is necessary to preserve the after-tax yield such

Lender or the Administrative Agent would have received if such Taxes or Other Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lender or the Administrative Agent makes written demand therefor.

(d) Within 30 days after the date of any payment by the applicable Borrower of Taxes or Other Taxes, such Borrower shall furnish to the applicable Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or Administrative Agent.

(e) Each Committed Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Committed Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Committed Lender in the case of any other such Committed Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Committed Lender remains lawfully able to do so), shall provide the Company and the Administrative Agent with (i) IRS Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the IRS, certifying that such Committed Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) IRS Form W-8 or W-9, as appropriate, or any successor form prescribed by the IRS, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement.

(f) Each Committed Lender that will not be funding its participation in UK Loans out of, or will not be booking its portion of usage fees payable by UK Borrowers in, an office in the United Kingdom (or another jurisdiction having an exemption from United Kingdom income tax by treaty) shall submit a duly completed Form FD13 double tax treaty form to the IRS (or the comparable form for its jurisdiction to its jurisdiction’s tax authorities) no later than March 18, 2005, seeking exemption from United Kingdom income tax on interest and fees payable under this Agreement by UK Borrowers.

(g) If any Lender or the Administrative Agent determines in its reasonable discretion that it has received a refund or credit of Taxes or Other Taxes (or of any liability, including penalties, interest, additions to tax and expenses, arising therefrom or with respect thereto) paid by any Borrower or with respect to which any Borrower has made any indemnity payment pursuant to this Section 10.05, or any other tax benefit as a result of any payment by any Borrower pursuant to this Section 10.05, then such Lender or the Administrative Agent shall promptly repay the applicable Borrower to the extent of such refund, credit or benefit; provided that if, due to any adjustment of such Taxes or Other Taxes (or of any liability, including penalties, interest, additions to tax and expenses, arising therefrom or with respect thereto), or of such other tax benefit, such Lender or the Administrative Agent loses the benefit of all or any portion of such refund, credit or benefit, the applicable Borrower will indemnify and hold harmless such Lender or the Administrative Agent in accordance with this Section 10.05.

Nothing in this subsection (g) shall require the Administrative Agent or any Lender to utilize any such credits ahead of other credits that may be available to the Administrative Agent or such Lender from other sources. Moreover, nothing shall require the Administrative Agent or any Lender to make its books and records available for inspection by any Borrower.

(h) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 10.05 shall survive the termination of the Commitments and the payment in full of all obligations of the Borrowers hereunder.

10.06 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurocurrency Loan by causing a foreign branch or affiliate of such Lender to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

10.07 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate for such Interest Period.

10.08 Mitigation of Circumstances; Replacement of Affected Lender.

(a) Each Lender shall promptly notify the applicable Borrower and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation of a Borrower to pay any amount pursuant to Section 10.01 or 10.05 or (ii) the occurrence of any circumstances of the nature described in Section 10.02 or 10.03, and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the applicable Borrower and the Administrative Agent. Without limiting the foregoing, each Lender will designate a different Applicable Lending Office if such designation will avoid (or reduce the cost to the applicable Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b) At any time any Committed Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent, the UK Lender, the Canadian Lender, each EMU Lender, the Swing Line Lender and the Issuing Bank (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid facility fees, usage fees and Letter of Credit fees, any amounts payable under Section 10.04 as a result of such Lender receiving payment of any Eurocurrency Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

10.09 Economic and Monetary Union in the European Community.

(a) Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation and without prejudice to the liabilities for indebtedness of the Borrowers to the Lenders under or pursuant to this Agreement, each reference in this Agreement to a fixed amount or fixed amounts (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient fixed amount or fixed amounts (or an integral multiple thereof) in Euro as the Administrative Agent may from time to time specify.

(b) Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with the Company may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

10.10 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 10.01, 10.02, 10.03, 10.04 or 10.05 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 10.01, 10.04 and 10.05, and the provisions of such Sections shall survive repayment of the Loans and any termination of this Agreement.

ARTICLE XI

CONDITIONS TO CREDIT EXTENSIONS

The obligation of each Lender to make any Credit Extension is subject to the satisfaction of the following conditions precedent:

11.01 Initial Credit Extension. The obligation of the Lenders to make the initial Credit Extension is subject to the conditions precedent that the Administrative Agent shall have received (a) all amounts which are then due and payable pursuant to Section 9.07 and (to the extent billed) Section 16.03, (b) evidence, reasonably satisfactory to the Administrative Agent that all obligations (other than contingent indemnity obligations) of the Company, Pentair Canada, Pentair UK, EuroPentair and Pentair Global under the Existing Agreement have been (or concurrently will be) paid in full, and (c) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

(a) Notes. Any Notes.

(b) Resolutions. Certified copies of resolutions of the Board of Directors (or other appropriate body) of each Borrower authorizing or ratifying the execution, delivery and performance by such Borrower of this Agreement and any Note to be issued by such Borrower.

(c) Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate official) of each Borrower certifying the names of the officer or officers of such entity authorized to sign this Agreement and any Notes to be issued by such entity, together with a sample of the true signature of each such officer.

(d) Opinions of Counsel. The opinions of (a) Louis L. Ainsworth, Senior Vice President and General Counsel of the Company, and (b) Mayer, Brown, Rowe & Maw LLP, special Illinois counsel to the Administrative Agent.

(e) Closing Certificate. A certificate of a Senior Financial Officer of the Company to the effect that, except as disclosed in the Company’s Form 10-Q filed on November 12, 2004, since December 31, 2003, no material adverse change has occurred in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

(f) Confirmation of Subsidiary Guaranty. A confirmation in the form of Exhibit K hereto executed by each Subsidiary that is a party to the Subsidiary Guaranty.

(g) Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

The certificate and opinions referred to in subsections (c) and (d) above shall be dated no more than ten Business Days before the date of the first Borrowing or the issuance of the first Letter of Credit, whichever is earlier.

11.02 All Credit Extensions. The obligation of the applicable Lender to make each Credit Extension (including the initial Credit Extension) is subject to the conditions precedent that:

(a) the applicable Borrower shall have delivered timely notice of such Credit Extension in accordance with the terms hereof;

(b) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from such Credit Extension;

(c) the representations and warranties of the Company contained in this Agreement (excluding, in the case of any Credit Extension the proceeds of which will be used for the sole purpose of repaying maturing commercial paper issued by the applicable Borrower, the representation and warranty made in Section 12.04(c)) shall be true on and as of the date of such Credit Extension; and

(d) after giving effect to such Credit Extension, (i) the Total Outstandings will not exceed the Total Commitment and (ii) no applicable Sublimit or other limitation on Credit Extensions hereunder will be exceeded.

Each request for a Credit Extension shall be deemed to be a representation and warranty by the Company (and, if applicable, the Borrower requesting such Credit Extension) that the conditions precedent specified in clauses (b), (c) and (d) above have been satisfied.

11.03 Certain Credit Extensions. The obligation of:

(a) the UK Lender to make any UK Loan to any UK Borrower is subject to the condition precedent that the Administrative Agent shall have received (with sufficient copies for each Lender) an opinion of Faegre Benson Hobson Audley LLP (or other UK counsel to Pentair UK reasonably satisfactory to the Administrative Agent) as to the matters set forth on Schedule 11.03 with respect to the applicable UK Borrower;

(b) the Canadian Lender to make any Canadian Loan to any Canadian Borrower is subject to the condition precedent that the Administrative Agent shall have received (with sufficient copies for each Lender) an opinion of Gowling, Strathy & Henderson (or other Canadian counsel to Pentair Canada reasonably satisfactory to the Administrative Agent) as to the matters set forth on Schedule 11.03 with respect to the applicable Canadian Borrower;

(c) any EMU Lender to make any EMU Loan to any EMU Borrower organized under the laws of Germany is subject to the condition precedent that the Administrative Agent shall have received (with sufficient copies for each Lender) an opinion of Faegre Benson Brendel (or other German counsel to EuroPentair reasonably satisfactory to the Administrative Agent) as to the matters set forth on Schedule 11.03 with respect to the applicable EMU Borrower;

(d) any EMU Lender to make any EMU Loan to any EMU Borrower organized under the laws of Luxembourg is subject to the condition precedent that the Administrative Agent shall have received (with sufficient copies for each Lender) an opinion of Luxembourg counsel to Pentair Global reasonably satisfactory to the Administrative Agent as to the matters set forth on Schedule 11.03 with respect to the applicable EMU Borrower; and

(e) any EMU Lender to make any EMU Loan to any EMU Borrower organized under the laws of a jurisdiction other than Germany or Luxembourg is subject to the condition precedent that the Administrative Agent shall have received (with sufficient copies for each Lender) an opinion of counsel (licensed to practice in such jurisdiction) to such EMU Borrower reasonably satisfactory to the Administrative Agent as to the matters set forth on Schedule 11.03 with respect to the applicable EMU Borrower.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders and the Administrative Agent that:

12.01 Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) EuroPentair GmbH, for so long as it is a Borrower hereunder, is a limited liability company duly organized and validly existing under the laws of Germany, with its seat in Straubenhardt, Germany and registered in the Handelsregister in the Amtsgericht Pforzheim under file number HRB-3548, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and each other EMU Borrower organized under the laws of Germany, if any, is a limited liability company or other entity duly organized and validly existing under the laws of Germany, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(c) Pentair Global, for so long as it is a Borrower hereunder, is a limited liability company duly organized and validly existing under the laws of Luxembourg and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and each other EMU Borrower organized under the laws of Luxembourg, if any, is a limited liability company or other entity duly organized and validly existing under the laws of Luxembourg and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(d) Each EMU Borrower that is organized under a jurisdiction other than Germany or Luxembourg, for so long as it is a Borrower hereunder, is a Person duly organized and validly existing under the laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(e) Pentair Canada, Inc., for so long as it is a Borrower hereunder, is a corporation duly incorporated, validly existing and in good standing under the laws of Ontario, Canada and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and each other Canadian Borrower, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of a province of Canada and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(f) Pentair UK, for so long as it is a Borrower hereunder, is a limited company duly incorporated under the laws of England and Wales, has been in continuous and unbroken existence since the date of its incorporation, and no action is currently being taken by the Registrar of Companies for striking Pentair UK off the register and dissolving it as defunct, and Pentair UK has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and each other UK Borrower, if any, is a limited company or other entity duly organized under the laws of England and Wales, has been in continuous and unbroken existence since the date of its organization, and no action is currently being taken by the Registrar of Companies for striking such UK Borrower off the register and dissolving it as defunct, and each such UK Borrower has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

12.02 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrowers of this Agreement and the Notes are within their respective corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other organizational documents of any Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Borrower or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (including any Borrower).

12.03 Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Borrowers, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the respective Borrowers enforceable against the Borrowers in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter affecting creditors’ rights generally and general principles of equity.

12.04 Financial Information.

(a) The audited consolidated balance sheet of the Company and its Consolidated Subsidiaries at December 31, 2003, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Company’s annual report for the year ended December 31, 2003, as filed with the SEC on Form 10-K, a copy of which has been delivered to each Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries at such date and their consolidated results of operations and cash flows for such fiscal year.

(b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries at October 2, 2004 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Company’s quarterly report for the fiscal quarter ended October 2, 2004 as filed with the SEC on Form 10-Q, a copy of which has been delivered to each Lender, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries at such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments and the absence of footnotes).

(c) Except as disclosed in the Company’s Form 10-Q filed on November 12, 2004, since December 31, 2003, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

12.05 Litigation. Except as disclosed on Schedule 12.05, there is no action, suit or proceeding pending, or to the knowledge of any of the Borrowers threatened, against or affecting any of the Borrowers or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or which in any manner questions the validity of this Agreement or the Notes.

12.06 Compliance with ERISA. Each of the Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each applicable Plan and is in compliance with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than premiums which have been timely paid or for which an extension of the time for payment has been granted), other than failures to fund or comply or the incurrence of liabilities to the PBGC or any Plan that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

12.07 Taxes. The Borrowers and their respective Subsidiaries have filed all United States federal income tax returns, and all other material federal, foreign, state and local income, excise and other tax returns, which are required to be filed by them and have paid or made provision for the payment of all United States federal and material foreign, state and other taxes which have become due pursuant to such returns or pursuant to any assessment in respect thereof received by any Borrower or any of its Subsidiaries, except (a) taxes which are not overdue by more than thirty (30) days and (b) taxes, if any, that are being contested in good faith and for which adequate reserves have been provided. The federal income tax liability, if any, of the Borrowers and their respective Subsidiaries has been examined by the IRS and paid for all years prior to and including the fiscal year ended December 31, 1997.

12.08 Subsidiaries. Each of the Borrowers’ respective Subsidiaries is a Person duly organized, validly existing and, to the extent such concept is applicable in the jurisdiction of organization of such Subsidiary, in good standing under the laws of its jurisdiction of organization and has all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except, with respect to any of the foregoing matters other than the organization and existence of a Borrower, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

12.09 Not an Investment Company. None of the Borrowers is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.10 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on business, operations and properties of the Company and its Subsidiaries, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries taken as a whole.

12.11 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies (and/or pursuant to a self-insurance program) in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

12.12 Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

12.13 Use of Proceeds. The Borrowers will use the proceeds of the Credit Extensions solely for the purposes described in Section 13.07.

ARTICLE XIII

COVENANTS

The Borrowers agree that so long as any Lender has any Commitment hereunder or any amount payable by any Borrower hereunder remains unpaid:

13.01 Information. The Company will deliver to the Administrative Agent and each of the Lenders:

(a) within five Business Days after the date on which the Company files such documents with the SEC, but in no event later than 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2004, a consolidated balance sheet of the Company and its Consolidated Subsidiaries at the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with the rules and regulations of the SEC and audited by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b) within five Business Days after the date on which the Company files such documents with the SEC, but in no event later than 45 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending April 2, 2005, a consolidated balance sheet of the Company and its Consolidated Subsidiaries at the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, GAAP and consistency by a Senior Financial Officer;

(c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of a Senior Financial Officer (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 13.02 and 13.03 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Event of Default or Unmatured Event of Default and, if any such event then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) forthwith upon the occurrence of any Event of Default or Unmatured Event of Default, a certificate of the chief financial officer, the chief accounting officer or the vice president-treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the SEC;

(g) if and when the Company or ERISA Affiliate or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a distress or PBGC-initiated termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;

(h) promptly upon obtaining knowledge thereof, notice of the commencement of any litigation or governmental proceeding affecting the Company or any Subsidiary (including pursuant to any applicable Environmental Law) in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect;

(i) promptly upon the occurrence thereof, notice of any change in the Company’s credit rating by Moody’s or S&P;

(j) from time to time such additional information regarding the financial position or business of the Borrowers as the Administrative Agent, at the request of any Lender, may reasonably request; and

(k) documents required to be delivered pursuant to Section 13.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC)

may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 16.01; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the certificates required by Section 13.01(c) to the Administrative Agent and each of the Lenders. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

13.02 Maximum Leverage Ratio. The Company shall not at any time permit the Leverage Ratio to exceed 3.25 to 1.00.

13.03 Minimum Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending on the last day of a fiscal quarter of the Company to be less than 3.00 to 1.00.

13.04 Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by any of them, except:

(a) any Lien existing on the date of this Agreement and disclosed in the financial statements referred to in Section 12.04 or set forth in Schedule 13.04, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

(b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims which are not overdue for a period of more than 30 days, or to the extent that such Lien is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained therefor, provided that no notice of Lien has been filed or recorded under the Code;

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(d) Liens (other than any Lien imposed under ERISA) consisting of pledges or deposits in the ordinary course of business (i) required in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers to secure obligations with respect to casualty or liability insurance maintained by the Company or any of its Subsidiaries;

(e) Liens on property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature (including those to secure health, safety and environmental obligations) in each case incurred in the ordinary course of business;

(f) Liens consisting of judgment or judicial attachment liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed, and (ii) all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed US$10,000,000;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances on real property which in the aggregate do not materially detract from the value of such property or materially interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

(h) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the applicable Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

(j) Liens arising in connection with Securitization Transactions; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions shall not at any time exceed in the aggregate US$200,000,000;

(k) Liens on property of any Foreign Subsidiary securing Debt of such Foreign Subsidiary that is permitted under Section 13.06;

(l) any Lien existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof (other than any Lien on the Equity Interest of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary; (ii) the Debt secured thereby is permitted under Section 13.06;

(m) Liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(n) Liens solely on cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder; and

(o) in addition to Liens permitted by subsections (a) through (n) above, other Liens securing Debt in a Dollar Equivalent amount not exceeding 12.5% of Consolidated Shareholders’ Equity.

13.05 Consolidations, Mergers and Sales of Assets; Acquisitions.

(a) No Borrower will merge or consolidate with any other non-affiliated Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets as an entirety to any other Person unless:

(i) in the case of a merger or consolidation, the Person surviving such transaction is the applicable Borrower; and

(ii) immediately after giving effect to any such action, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(b) The Company will not, and will not permit any Subsidiary to, make any Acquisition other than Permitted Acquisitions.

13.06 Subsidiary Debt. The Company will not at any time permit the aggregate amount of all outstanding Debt of its Subsidiaries, excluding:

(a) Debt arising under Securitization Transactions in an aggregate amount not exceeding US$200,000,000;

(b) Debt under this Agreement;

(c) Debt of Subsidiaries existing as of the Closing Date and identified on Schedule 13.06;

(d) Debt under the Subsidiary Guaranty;

(e) so long as the Subsidiary Guaranty is in effect, Debt arising under unsecured guaranties of other Senior Debt of the Company; and;

(f) Debt of a Subsidiary owed to the Company or another Subsidiary;

to exceed 20% of Consolidated Shareholders’ Equity.

13.07 Use of Proceeds. The proceeds of the Loans will be used by the Borrowers to refinance indebtedness, for commercial paper back-up, for working capital and for all other general corporate purposes (including Permitted Acquisitions). None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” in violation of Regulation U of the FRB.

13.08 Compliance with Contractual Obligations and Law. The Company shall, and shall cause each Subsidiary to, comply with all material contractual obligations of each such entity and all Requirements of Law of any Governmental Authority having jurisdiction over it or its business the non-compliance with which might have a Material Adverse Effect.

13.09 Securitization Transactions. The Company shall not, and shall not permit any Subsidiary to, permit the aggregate outstanding investment or claim held by purchasers, assignees or transferees of (or of interests in) receivables of the Company and its Subsidiaries in connection with Securitization Transactions to exceed a Dollar Equivalent amount of US$200,000,000.

13.10 Insurance. The Company shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable insurers (and/or pursuant to a self-insurance program), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

13.11 Ownership of Borrowers. The Company shall at all times own and control, directly or indirectly, all of the equity interests (other than directors’ qualifying shares) of each of the other Borrowers (unless, in the case of any such Borrower, such Borrower has paid all of its obligations hereunder and notified the Administrative Agent that it shall no longer be a “Borrower” hereunder and shall cease to be a party hereto).

13.12 Subsidiary Guaranty. The Company will take, and will cause its Subsidiaries to take, such actions as are reasonably necessary or as the Administrative Agent may reasonably request (including delivery of authorization documents and customary opinions of counsel) so that (subject to the proviso below) all of the Company’s obligations hereunder are guaranteed by Subsidiaries (other than Foreign Subsidiaries) that, in the aggregate together with the Company, own 90% or more of the consolidated assets of the Company and its Subsidiaries (excluding Foreign Subsidiaries) and earned 90% or more of the consolidated revenue of the Company and its Subsidiaries (excluding Foreign Subsidiaries) during the most recent period of four consecutive fiscal quarters (excluding the revenues of any Subsidiary or business unit which has been divested or liquidated on or prior to any date of determination), in each case pursuant to the

Subsidiary Guaranty; provided that the provisions of this Section 13.12 shall cease to be effective (and thereafter no Subsidiary shall be obligated to guarantee the Company’s obligations hereunder) on the first date after the date hereof on which the Company’s long term senior unsecured non-credit-enhanced public Debt is rated BBB or better by S&P and Baa2 or better by Moody’s.

ARTICLE XIV

EVENTS OF DEFAULT

14.01 Events of Default. If one or more of the following events shall have occurred and be continuing:

(a) any of the Borrowers shall fail to pay within two Business Days of the date due any principal of any Loan; or any of the Borrowers shall fail to pay within five days of the date due any interest on any Loan, any fee or any other amount payable hereunder;

(b) any of the Borrowers shall fail to observe or perform any covenant contained in Sections 13.02 to 13.07, inclusive, or Section 13.09;

(c) any of the Borrowers shall fail to observe or perform any other covenant or agreement contained in this Agreement for 30 days after the earlier of (i) the date on which written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender or (ii) if the Company fails to promptly notify the Administrative Agent and the Lenders of such failure as required by Section 13.01(d), the date on which the chief executive officer, the chief financial officer, the chief accounting officer or the vice president-treasurer of the Company had actual knowledge of such failure;

(d) any representation, warranty, certification or statement made by any of the Borrowers in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

(e) the Company or any Subsidiary (i) fails to make any payment of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, but after giving effect to any applicable grace or cure period); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under one or more agreements or instruments relating to Material Financial Obligations, if the effect of such failure, event or condition is to cause (or require), or to permit the holder or holders of such Material Financial Obligations (or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries)) to cause (or require), such Material Financial Obligations to become due and payable (or to be purchased, repurchased, defeased or cash collateralized) prior to the stated maturity thereof; provided that any such failure relating to a Material Financial Obligation that was the Debt of a Person acquired by the Company or any of its Subsidiaries and which was assumed by the Company or such Subsidiary as part of such acquisition shall not constitute an Event of Default or Unmatured Event of Default pursuant to this clause (e) so long as such Material Financial Obligation is repaid in full or such failure is cured within 30 days of such acquisition;

(f) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall commence or consent to a proceeding for approval of a plan of arrangement with respect to its debts or shall fail generally to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(g) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws or similar bankruptcy or insolvency laws of any other applicable jurisdiction as now or hereafter in effect;

(h) the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of US$15,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the Company or ERISA Affiliate shall file a distress termination notice with the PBGC and the amount of the Unfunded Vested Liabilities under that filing exceeds US$10,000,000; or the PBGC shall institute judicial proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans which have Unfunded Vested Liabilities in an aggregate amount exceeding US$10,000,000; or a judicial proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 of ERISA, the aggregate amount of delinquent contributions claimed to be owed pursuant to such Section 515 in such proceeding shall exceed US$10,000,000, and such proceeding shall not have been dismissed within 30 days;

(i) a judgment or order for the payment of money in excess of a Dollar Equivalent amount of US $50,000,000 shall be rendered against any Borrower or any of its respective Subsidiaries (net of insurance proceeds in the event a solvent insurer with an investment grade long term bond rating has acknowledged in writing its obligation to satisfy such judgment) and such judgment or order is not within 60 days of the entry thereof bonded, discharged or stayed;

(j) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company;

(k) within a period of twelve consecutive months, three-fourths of the directors of the board of directors of the Company shall have changed;

(l) this Agreement, the Notes or any other document executed in connection herewith, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the obligations hereunder, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any such document; or any Borrower or any other Person denies that it has any or further liability or obligation under any such document, or purports to revoke, terminate or rescind any such document; or

(m) at any time during which the Subsidiary Guaranty is required to be in effect pursuant to Section 13.12, the Subsidiary Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor (other than as a result of such Subsidiary Guarantor ceasing to be a Subsidiary pursuant to a transaction permitted hereunder), any Subsidiary Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty, or any Subsidiary Guarantor (or any Person by, through or on behalf of such Subsidiary Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty with respect to such Subsidiary Guarantor.

then, and in any such event,

(1) in the case of any Event of Default specified in subsection (f) or (g) above, without any notice to the Borrowers or any other act by the Administrative Agent or any Lender, the Commitments shall immediately terminate and the Loans and all other obligations of the Borrowers hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and

(2) in the case of any other Event of Default, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrowers (with a copy to all Lenders), terminate the Commitments, which shall thereupon immediately terminate, and/or (ii) if requested by the Required Lenders, by notice to the Borrowers (with a copy to all Lenders), declare the Loans and all other obligations of the Borrowers hereunder to be, and the Loans and such obligations shall thereupon become, immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

14.02 Notice of Default. The Administrative Agent shall give notice to the Borrowers under subsection 14.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

14.03 Cash Collateral for Letters of Credit. In addition to the remedies specified above, if any Event of Default described in subsection 14.01(f) or (g) shall have occurred, or if any other Event of Default described in Section 14.01 shall have occurred and be continuing and the Administrative Agent shall (at the request of the Required Lenders) have demanded that the Borrowers provide cash collateral for the L/C Obligations, the Company shall pay to the Issuing Bank an amount equal to the then outstanding L/C Obligations. Such payment shall be in Same Day Funds which shall be held by such Administrative Agent in a cash collateral account until all outstanding Letters of Credit are terminated without payment or are paid. In the event the Company defaults in the payment of any L/C Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Company acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Company to pay immediately to the Administrative Agent the amount provided under this Section, and that the Administrative Agent and the Lenders shall have the right to require the Company to perform specifically such undertaking whether or not any of the L/C Obligations are due and payable.

ARTICLE XV

THE ADMINISTRATIVE AGENT

15.01 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 15.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XV with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the L/C Related Documents as fully as if the term “Administrative Agent,” as used in this Article XV, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

(c) Each of the UK Lender, the Canadian Lender, the EMU Lenders and the Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XV with respect to any acts taken or omissions suffered by such Person in connection with UK Loans, Canadian Loans, EMU Loans and Swing Line Loans, as the case may be, made or proposed to be made by it as fully as if the term “Administrative Agent,” as used in this Article XV, included the UK Lender, the Canadian Lender, the applicable EMU Lender and the Swing Line Lender, as the case may be, with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the UK Lender, the Canadian Lender, the EMU Lenders and the Swing Line Lender.

15.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

15.03 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note, or for any failure of the Company, any other Borrower or any other Person to perform its obligations hereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records of the Company or any of its Subsidiaries or Affiliates.

15.04 Reliance by Administrative Agent.

(i) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(ii) For purposes of determining compliance with the conditions specified in Article XI, each Lender that has executed this Agreement and funded its initial Loans on the Closing Date shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

15.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent will promptly notify the Lenders of its receipt thereof. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article XIV; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

15.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

15.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Committed Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided that no Committed Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities to the extent resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Committed Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the reasonable fees and changes of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertakings in this Section shall survive the termination hereof and the resignation or replacement of the Administrative Agent.

15.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent and the Issuing Bank, in each case without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or an Affiliate) and acknowledge that Bank of America and its Affiliates shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America (and any of its Affiliates which is or may become a Lender) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, an EMU Lender or the Issuing Bank.

15.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as the Administrative Agent upon 30 days’ notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Bank. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Committed Lenders a successor Administrative Agent, which successor agent shall, so long as no Event of Default exists, be subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor Administrative Agent from among the Committed Lenders and the Company. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the applicable retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XV and Section 16.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, such retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America or any Affiliate of Bank of America shall also simultaneously be replaced as an EMU Lender and as Issuing Bank pursuant to documentation in form and substance reasonably satisfactory to Bank of America and, if applicable, such Affiliate.

15.10 Withholding Tax.

(a) If any Committed Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN (or any applicable successor form) to the Administrative Agent and such Committed Lender sells, assigns, grants a participation in or otherwise transfers all or part of the obligations of the Company to such Committed Lender, such Committed Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of the obligations of the Company to such Committed Lender. To the extent of such percentage amount, the Administrative Agent will treat such Committed Lender’s IRS Form W-8BEN (or such successor form) as no longer valid, and such Committed Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(b) If any Committed Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI (or any applicable successor form) with the Administrative Agent sells, assigns, grants a participation in or otherwise transfers all or part of the obligations of the Company to such Committed Lender, such Committed Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(c) If any Committed Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Committed Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any forms or other documentation required by subsection 10.05(e) are not delivered to the Administrative Agent by any Committed Lender, then the Administrative Agent may withhold from any interest payment to such Committed Lender an amount equivalent to the applicable withholding tax.

15.11 Funding Reliance. (a) Unless the Administrative Agent receives notice from a Committed Lender by noon, Chicago time, on the day of a proposed Committed Borrowing that such Committed Lender will not make available to the Administrative Agent an amount equal to its Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that such Committed Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Committed Lender has not made such amount available to the Administrative Agent, such Committed Lender and the Company jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans included in such Committed Borrowing or, in the case of any Committed Lender which repays such amount within three Business Days, (i) in the case of a Loan in US Dollars, the Federal Funds Rate, or (ii) in the case of a Loan in any Available Currency, the Foreign Overnight Rate (together with, in each case, such other compensatory amounts as may be required to be paid by such Committed Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this clause (a) shall relieve any Committed Lender of any obligation it may have to make any Loan hereunder.

(b) Unless the Administrative Agent receives notice from any Borrower prior to the due date for any payment hereunder payable by such Borrower to the Administrative Agent for the account of the Committed Lenders that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment and, in reliance upon such assumption, make available to each Committed Lender its share of such payment. If and to the extent that such Borrower has not made any such payment to the Administrative Agent, each Committed Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at (i) in the case of any amount denominated in US Dollars, the Federal Funds Rate, or (ii) in the case of any amount denominated in any Available Currency, the Foreign Overnight Rate. Nothing set forth in this clause (b) shall relieve any Borrower of any obligation it may have to make any payment hereunder.

15.12 Other Agents. No Person identified herein as a “Co-Documentation Agent,” a “Managing Agent” or a “Co-Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Person so identified shall have or be deemed to have any fiduciary relationship with any other Person hereunder or pursuant hereto. Each Person acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

15.13 Subsidiary Guaranty. (a) Subject to the proviso contained in clause (b) below, the Administrative Agent shall, and the Lenders irrevocably authorize the Administrative Agent to, release any Person which is a Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, if such Person ceases to be a Subsidiary Guarantor pursuant to a transaction that does not result in a default of any provision hereof (including Section 13.12). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary from its obligations under the Subsidiary Guaranty pursuant to this Section 15.13.

(b) The Administrative Agent agrees to promptly execute and deliver to the Company all documents reasonably required to evidence any release permitted under this Agreement; provided that the Company certifies that such release also is permitted under any other agreement governing indebtedness for borrowed money of the Company which is entitled to the benefits of the Subsidiary Guaranty.

15.14 Administrative Agent may file Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or Subsidiary Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other obligations hereunder that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder, including under Sections 7.07, 9.07 and 15.07) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 9.07 and 15.07.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations hereunder or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XVI

MISCELLANEOUS

16.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing), except where specifically permitted to be given orally, and shall be given to such party at its address or facsimile number set forth on Schedule 16.01 or such other address or facsimile number as such party may hereafter specify for the purpose by notice to (i) in the case of any Borrower, the Administrative Agent and the Lenders, and (ii) in the case of any Lender, the Administrative Agent and (iii) in the case of the Administrative Agent, the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, four Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to Administrative Agent, the UK Lender, the Canadian Lender, any EMU Lender, the Swing Line Lender and the Issuing Bank shall not be effective until received. Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the applicable Borrower to give such notice, and the Administrative Agent and the Lenders shall not have any liability to such Borrower or any other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent or such Lender to be contained in any telephonic or facsimile notice.

16.02 No Waiver. No failure or delay by the Administrative Agent or any Lender in exercising any respective right, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16.03 Expenses; Documentary Taxes; Indemnification. (a) The Borrowers shall pay upon demand (i) all reasonable expenses of the Administrative Agent and the Lead Arranger, including the reasonable fees and charges of a single joint counsel for the Administrative Agent and the Lead Arranger, in connection with the preparation, execution and delivery of this Agreement, any waiver or consent hereunder or any amendment hereof and any Event of Default or Unmatured Event of Default by any Borrower hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Lender, including fees and disbursements of counsel for the Administrative Agent and each Lender (who may be employees of the Administrative Agent or such Lender), in connection with such Event of Default or Unmatured Event of Default and collection and other enforcement proceedings resulting therefrom. The respective Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any Note.

(b) Whether or not the transactions contemplated hereby are consummated, the Company agrees to indemnify and hold the Agent-Related Persons and each Lender and their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and charges) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the resignation or replacement of the Administrative Agent or the replacement of any Lender) arise out of or result from an action, suit, proceeding (including any insolvency or appellate proceeding) or claim asserted against any such Indemnified Person directly relating to this Agreement or any document contemplated by or referred to herein, the transactions contemplated hereby or the use of the proceeds of any Credit Extension, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities resulting from such Indemnified Person’s gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The agreements in this Section shall survive termination of this Agreement and payment of all other obligations of the Borrowers hereunder.

16.04 Amendments and Waivers. Any provision of this Agreement or any Note may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by the Company and the Required Lenders and acknowledged by the Administrative Agent; provided that no such amendment, modification or waiver shall, unless signed by all Committed Lenders and delivered to the Administrative Agent:

(a) increase the Commitment of any Lender (except pursuant to Section 2.07) or subject any Lender to any additional obligations;

(b) reduce the principal of or rate of interest on any Loan or any fee hereunder;

(c) postpone the date fixed for any payment of principal of or interest on any Loan or any fee hereunder;

(d) change the definition of “Required Lenders” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action under this Agreement;

(e) release the guaranty set forth in Article XVII;

(f) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (other than with respect to a Person which ceases to be a Subsidiary Guarantor pursuant to a transaction that does not result in a default of any provision hereof (including Section 13.12)); or

(g) amend this Section 16.04;

and provided, further, that no provision hereof affecting the rights or obligations of the Administrative Agent, the UK Lender, the Canadian Lender, any EMU Lender, the Swing Line Lender or the Issuing Bank, in its capacity as such, may be amended, modified or waived without the written consent of such Person.

16.05 Collateral. Each of the Lenders represents that it in good faith is not relying upon any “margin stock” (as defined in Regulation U of the FRB) as collateral in the extension or maintenance of the credit provided for in this Agreement.

16.06 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their respective rights under this Agreement.

(b) Any Lender may, with the written consent of the Company, the Administrative Agent, the UK Lender, the Canadian Lender, each EMU Lender, the Swing Line Lender and the Issuing Bank, which consents shall not be unreasonably withheld or delayed (and provided that (i) no written consent of the Company shall be required if an Event of Default or Unmatured Event of Default then exists and (ii) no such written consents shall be required in connection with any assignment and delegation by a Lender to a bank or other financial institution that is an Affiliate of such Lender or to another Lender (so long as such assignment will not result in any increased costs to any Borrower)), at any time assign and delegate to one or more banks or other financial institutions (each an “Assignee”) all or any ratable part of all of the Committed Loans, its Commitment and the other rights and obligations of such Lender hereunder; provided, however, that (i) except in the case of an assignment by a Committed Lender of all of its Committed Loans, its Commitment and the other rights and obligations of such Committed Lender hereunder, the sum of the amount of the Commitment so assigned shall not be less than US$5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent in their sole discretion); (ii) the other parties hereto may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (y) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance together with any Note subject to such assignment and (z) the assignor Lender or Assignee shall have paid to the Administrative Agent a processing fee in the amount of US$3,500; and (iii) none of the UK Lender, the Canadian Lender, any EMU Lender, the Swing Line Lender or the Issuing Bank may assign its rights and obligations hereunder in such capacity unless arrangements satisfactory to the Company and the Administrative Agent have been made for another Lender or an affiliate of a Lender to act as UK Lender, Canadian Lender, EMU Lender, Swing Line Lender or Issuing Bank, as the case may be.

(c) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and, to the extent required, provided its consent and received the consents of the Company, the UK Lender, the Canadian Lender, each EMU Lender, the Swing Line Lender and the Issuing Bank with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights hereunder have been assigned to it and obligations hereunder have been assumed by it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d) Within five Business Days after the Administrative Agent notifies the Company that it has received (and to the extent required, provided its consent and any other consents with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, the applicable Borrower shall, if requested by the Assignee and/or the assignor Lender, as applicable, execute and deliver to the Administrative Agent a new Note evidencing such Assignee’s assigned Loans and, if the assignor Lender has retained a portion of its Loans and its Commitment, a replacement Note evidencing the Loans retained by the assignor Lender (such Note to be in exchange for, but not in payment of, the Note held by such assignor Lender). The Company designates the Administrative Agent as its agent for maintaining a book entry record of ownership identifying the Lenders, their respective addresses and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in “registered form” pursuant to such regulation. The entries in such book entry record shall be conclusive and binding, absent manifest error, regarding ownership of the Loans and Notes.

(e) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a “Participant”) participating interests in any Loan, the Commitment of such Lender and the other interests of such Lender (the “originating Lender”) hereunder; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Administrative Agent and the other parties hereto shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders. In the case of any such participation, the Participant shall be entitled to the benefit of Article X, as though it were also a Lender hereunder (provided that no Borrower shall be obligated to pay any amount under Article X to any Participant which is greater than such Borrower would have been required to pay to the originating Lender if no such participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender that sells a participation will maintain a book entry record of ownership identifying each of its Participants and the amount of the participation owned by each such Participant. Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Administrative Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in “registered form” pursuant to such regulation. The entries in such book entry record shall be conclusive and binding, absent manifest error, regarding ownership of such participations.

(f) Any Committed Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Company, the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Committed Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof. The making of a Committed Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute, or join any other Person in instituting, against such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof with respect to any claim arising out of this Agreement. In addition, notwithstanding anything to the contrary contained in this subsection 16.06(f), any SPV may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Committed Loans to the Granting Lender or to any financial institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Committed Loans and (ii) disclose on a confidential basis any non-public information relating to its Committed Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(g) Notwithstanding any other provision in this Agreement, (i) any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided that any foreclosure or similar action by such holders, trustee or representative shall be subject to the provisions of this Section concerning assignments.

16.07 Governing Law. This Agreement and each Note shall be construed in accordance with and governed by the substantive laws of the State of Illinois without regard to the choice of law provisions thereof.

16.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by all of the parties hereto, and the Administrative Agent shall promptly notify the other parties hereto of such effectiveness.

16.09 Borrowers’ Agent. Each Borrower hereby irrevocably appoints and authorizes the Company to take such action and deliver and receive notices hereunder as agent on its behalf and to exercise such powers under this Agreement as delegated to it by the terms hereof, together with all such powers as are reasonably incidental thereto. In furtherance of and not in limitation of the foregoing, for administrative convenience of the parties hereto, the Administrative Agent and the Lenders shall send all notices and communications to be sent to any Borrower solely to the Company and may rely solely upon the Company to receive all such notices and other communications for and on behalf of each Borrower. Neither the Company nor any of its respective directors, officers, agents or employees shall be liable to any other Borrower for any action taken or not taken by it in connection herewith (ii) with the consent or at the request of such Borrower or (ii) in the absence of its own gross negligence or willful misconduct. No Person other than the Company (and its authorized officers and employees) may act as agent for the Borrowers hereunder without the written consent of the Administrative Agent.

16.10 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company’s or such Subsidiary’s behalf, under this Agreement, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Company and its Subsidiaries, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to such Lender’s independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential (or their respective professional advisors), or to any counterparty (or its professional advisors) to any swap, securitization or derivative transaction referencing or involving any of its rights or obligations as a Lender under this Agreement, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement to which the Company or any Subsidiary is party with such Lender or such Affiliate; and (I) to its Affiliates. Each of the Administrative Agent and each Lender acknowledges that (a) the information provided hereunder may include material non-public information concerning the Company or a Subsidiary, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

16.11 Waiver of Jury Trial. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

16.12 Consent to Jurisdiction. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH LITIGATION BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE XVII

GUARANTY

17.01 Guaranty. The Company hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to each other Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each other Borrower hereunder. Upon failure by any such Borrower to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

17.02 Guaranty Unconditional. The obligations of the Company under this Article XVII shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower (other than the Company) under this Agreement or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any Note;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower (other than the Company) under this Agreement or any Note;

(d) any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or such Borrower’s assets or any resulting release or discharge of any obligation of any Borrower (other than the Company) contained in this Agreement or any Note;

(e) the existence of any claim, set-off or other rights which the Company may have at any time against any other Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against any Borrower (other than the Company) for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower (other than the Company) of the principal of or interest on any Loan or any other amount payable by any other Borrower under this Agreement; or

(g) any other act or omission to act or delay of any kind by any other Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company’s obligations as guarantor hereunder.

17.03 Discharge only upon Payment in Full; Reinstatement in Certain Circumstances. The Company’s obligations as guarantor hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower (other than the Company) under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

17.04 Waiver by Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

17.05 Subrogation. Notwithstanding any payment made by or for the account of any other Borrower pursuant to this Article XVII, the Company shall not be subrogated to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received final payment in cash of the full amount of all principal of and interest on the Loans, all fees, all L/C Obligations and all other amounts payable hereunder.

17.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower (other than the Company) under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

ARTICLE XVIII

AMENDMENT AND RESTATEMENT; EXISTING AGREEMENT

18.01 Amendment and Restatement. This Agreement amends, restates and replaces in its entirety the Existing Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Agreement are hereby amended, restated, replaced and superseded in their entirety according to the terms and provisions set forth herein (except that any provision of the Existing Agreement that by its terms survives termination of the Existing Agreement shall continue in full force and effect for the benefit of the applicable parties to the Existing Agreement). All indebtedness, liabilities and obligations under the Existing Agreement, including all promissory notes, if any, executed by the Borrowers pursuant thereto, are hereby renewed by this Agreement, the Notes and the other documents executed by the Borrowers pursuant to this Agreement and shall, from and after the Closing Date, be governed by this Agreement and such other documents. The Borrowers represent and warrant that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its obligations under this Agreement, the Existing Agreement or any of the other agreements, documents or instruments executed in connection herewith or therewith. To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrowers waive any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the Closing Date and relating to the Existing Agreement or this Agreement.

18.02 Existing Agreement. Lenders which are parties to the Existing Agreement (and which constitute “Required Lenders” under and as defined in the Existing Agreement) hereby waive the three business days’ notice requirement set forth in Section 2.06 of the Existing Agreement for terminating the commitments under the Existing Agreement, and such Lenders and the Company agree that, subject to the Company’s payment of all amounts then payable under the Existing Agreement (whether or not then due), the commitments under the Existing Agreement shall be terminated on the Closing Date and replaced by the Commitments hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PENTAIR, INC.

By
Name
Title

PENTAIR UK GROUP LIMITED

By
Name
Title

PENTAIR CANADA INC.

By
Name
Title

EUROPENTAIR GMBH

By
Name
Title

PENTAIR GLOBAL SARL

By
Name
Title

BANK OF AMERICA, N.A., as Administrative Agent, as Issuing Bank, as an EMU Lender and as a Committed Lender

By
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent, as Swing Line Lender and as a Committed Lender

By
Name
Title

JP MORGAN CHASE BANK, N.A.
as a Co-Documentation Agent, as UK Lender
and as a Committed Lender

By
Name
Title

THE BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO BRANCH,
as a Co-Documentation Agent
and as a Committed Lender

By
Name
Title

BANK OF MONTREAL,
as Canadian Lender and as a Committed Lender

By
Name
Title

SUNTRUST BANK

By
Name
Title

MIZUHO CORPORATE BANK, LTD.

By
Name
Title

BNP PARIBAS

By
Name
Title

By
Name
Title

PNC BANK, NATIONAL ASSOCIATION

By
Name
Title

WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Name
Title

By
Name
Title

CALYON NEW YORK BRANCH

By
Name
Title

By
Name
Title

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By
Name
Title

By
Name
Title

BANK OF CHINA, LOS ANGELES BRANCH

By
Name
Title

KBC BANK N.V.

By
Name
Title

MELLON BANK, N.A.

By
Name
Title

NATIONAL CITY BANK OF THE MIDWEST

By
Name
Title

CITICORP USA, INC.

By
Name
Title

BANCA DI ROMA – CHICAGO BRANCH

By
Name
Title

By
Name
Title

BANK HAPOALIM B.M.

By
Name
Title

By
Name
Title

SCHEDULE 1.01

PRICING SCHEDULE

The Applicable Margin, the Facility Fee Rate, the L/C Fee Rate, the Usage Fee Rate and the Fronting Margin shall be determined as follows:

1. The Applicable Margin, the Facility Fee Rate, the L/C Fee Rate, the Usage Fee Rate and the Fronting Margin are collectively referred to herein as the “Pricing.”

2. (A) The Pricing shall be as set forth in Table A below and shall be calculated based on (a) the credit ratings assigned by Moody’s and S&P to the Company’s debt obligations under this Agreement (each a “Bank Debt Rating”), if Moody’s and S&P have issued such ratings, or (b) if either Moody’s or S&P has not issued a Bank Debt Rating, the general corporate rating assigned by Moody’s and S&P to the Company (each a “Corporate Rating”), or (c) if either Moody’s or S&P has issued neither a Bank Debt Rating nor a Corporate Rating, the credit ratings assigned by Moody’s and S&P to the Company’s long term senior unsecured non-credit-enhanced public Debt (each a “Senior Debt Rating”).

(B) If one Bank Debt Rating, Corporate Rating or Senior Debt Rating is higher than the other (i.e., the Moody’s rating is higher than the S&P rating, or vice versa), the higher of such ratings shall determine the Pricing.

(C) The Pricing shall be adjusted two Business Days after any applicable change in the Bank Debt Rating, Corporate Rating or Senior Debt Rating by either Moody’s or S&P.

3. If at any time either Moody’s or S&P does not have in effect a Bank Debt Rating, a Corporate Rating or a Senior Debt Rating (including any time when neither Moody’s nor S&P has in effect any such rating), the Pricing shall be as set forth in Table B below and shall be calculated based on the Leverage Ratio. Initially, the Pricing shall be based upon the Leverage Ratio as of the date of the most recent financial statements with respect to which the Company has delivered financial statements in accordance with Section 13.01(a) or (b). The Pricing shall be adjusted on the date that is five Business Days after the date on which the Company is required to file its annual financial statements with the SEC (but in no event later than 90 days after the end of each fiscal year of the Company) and on the date that is five Business Days after the date on which the Company is required to file its quarterly financial statements with the SEC (but in no event later than 45 days after the end of each of the first three quarters of each fiscal year of the Company), in each case based on the financial statements most recently delivered in accordance with Section 13.01(a) or (b); provided that if the Company fails to deliver the financial statements required by Section 13.01(a) or (b), as applicable, or the related certificate required by Section 13.01(c) by the 90th day after the end of a fiscal year or the 45th day after the end of a fiscal quarter, as applicable, Level V shall apply until such certificate and such financial statements are delivered.

Sch. 1.01 - 1

Table A

	Level I	Level II	Level III	Level IV	Level V
Bank Debt Ratings, Corporate Ratings or Senior Debt Ratings	A-/A3 or Higher	BBB+/Baal	BBB/Baa2	BBB-/Baa3	BB+/Bal or Lower

Applicable Margin (bps)	29.5	40.0	50.0	57.5	87.5

Facility Fee (bps)	8.0	10.0	12.5	17.5	25.0

L/C Fee Rate (bps)	29.5	40.0	50.0	57.5	87.5

Usage Fee Rate (bps)	29.5	40.0	50.0	57.5	87.5

Fronting Margin (bps)	12.5	12.5	12.5	12.5	12.5

Table B

	Level I	Level II	Level III	Level IV	Level V
Leverage Ratio	<0.75 to 1.00	>0.75 to 1.00 and <1.50 to 1.00	>1.50 to 1.00 and <2.25 to 1.00	>2.25 to 1.00 and <3.00 to 1.00	>3.00 to 1.00

Applicable Margin (bps)	29.5	40.0	50.0	57.5	87.5

Facility Fee (bps)	8.0	10.0	12.5	17.5	25.0

L/C Fee Rate (bps)	29.5	40.0	50.0	57.5	87.5

Usage Fee Rate (bps)	29.5	40.0	50.0	57.5	87.5

Fronting Margin (bps)	12.5	12.5	12.5	12.5	12.5

Sch. 1.01 - 2

SCHEDULE 1.02

Mandatory Cost Formulae

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter), the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from an Applicable Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loan made from that Applicable Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Applicable Lending Office.

4.	The Additional Cost Rate for any Lender lending from an Applicable Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in British Pounds Sterling:

AB + C(B-D) + E X 0.01	per cent. per annum
100 – ( A + C)

(b)	in relation to a Loan in any currency other than Sterling:

E x 0.01	per cent. per annum
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Advance is an unpaid sum, the additional rate of interest specified in Section 2.4) payable for the relevant Interest Period of such Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks (or those of the Reference Banks as supply a rate to the Administrative Agent) to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (but ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	“Reference Banks” means (i) with respect to any UK Loan, the UK Lender and (ii) with respect to any EMU Loan, the applicable EMU Lender; and

(e)	“Tariff Base” has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to five decimal places.

7.	Each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent in writing, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

Each Reference Bank shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of its Applicable Lending Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purposes of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender or Reference Bank notifies the Administrative Agent to the contrary, each Lender’s and Reference Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with an Applicable Lending Office in the same jurisdiction as its Applicable Lending Office.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA SHARES

Lender	Commitment		Pro Rata Share
Bank of America, N.A.	US $	60,000,000	7.5000%
US Bank, National Association		57,500,000	7.1875
JP Morgan Chase Bank, N.A.		57,500,000	7.1875
The Bank of Tokyo - Mitsubishi, Ltd., Chicago Branch		57,500,000	7.1875
SunTrust Bank		52,500,000	6.5625
Mizuho Corporate Bank, Ltd.		52,500,000	6.5625
BNP Paribas		52,500,000	6.5625
PNC Bank, National Association		52,500,000	6.5625
Wells Fargo Bank, National Association		52,500,000	6.5625
Calyon, New York Branch		50,000,000	6.2500
The Governor and Company of the Bank of Ireland		50,000,000	6.2500
Bank of Montreal		50,000,000	6.2500
Bank of China, Los Angeles Branch		30,000,000	3.7500
KBC Bank, N.V.		25,000,000	3.1250
Mellon Bank, N.A		25,000,000	3.1250
National City Bank		25,000,000	3.1250
Citicorp USA, Inc.		25,000,000	3.1250
Banca di Roma		15,000,000	1.8750
Bank Hapoalim B.M.		10,000,000	1.2500

TOTAL	US $	800,000,000	100%

SCHEDULE 7.01

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 11.03

MATTERS TO BE INCLUDED IN OPINIONS

OF

FOREIGN LEGAL COUNSEL TO BORROWERS

1.	[Pentair UK Group Limited][Pentair Canada Inc.][EuroPentair Gmbh] [Pentair Global Sarl] (the “Borrower”) has been duly organized and is validly existing as a [limited liability company][corporation] under the laws of [England and Wales][The Federal Republic of Germany][Canada][Luxembourg]. The [Borrower has been in continuous and unbroken existence since the date of its organization and no action is currently being taken by the Registrar of Companies for striking the Borrower off the register and dissolving it as defunct and the] Borrower has all requisite power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2.	The Borrower has the requisite power and authority to execute, deliver and perform all of its obligations under the Credit Agreement, the Notes and the other documents executed in connection therewith (the “Transaction Documents”). The execution and delivery of the Transaction Documents by the Borrower and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action of the Borrower.

3.	The execution, delivery and performance by the Borrower of the Transaction Documents will not contravene, result in a violation of, or constitute an event of default under, (a) its articles of incorporation or other constituting documents (if any), (b) any [English][German][Canadian][Lux] Requirement of Law, or (c) to our knowledge, any agreement, judgment, injunction, order, decree, or other instrument binding upon the Borrower.

4.	No approval, consent, exemption or authorization or other action by, or notice to, or filing with, any Government Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Transaction Documents (except in the case of enforcement involving litigation or similar proceedings, filings of complaints and other pleadings with courts).

5.	No withholding tax, stamp taxes or other taxes are payable in connection with the implementation and enforcement of the Transaction Documents.

6.	Such other matters as may be reasonably requested by the Administrative Agent and which are customary to be given by borrower’s counsel in the country from which the opinion is being given.

All opinions should be addressed to each financial institution and each agent party to the Second Amended and Restated Credit Agreement dated as of March 4, 2005. Customary qualifications, assumptions and limitations will be permitted.

SCHEDULE 12.05

LITIGATION

1.	See description of Horizon Litigation attached as Attachment 1.

2.	See description of Asbestos Litigation attached as Attachment 2.

3.	See description of Transrack Employment Claims attached as Attachment 3.

Attachment 1

Horizon Litigation

Twenty-eight separate lawsuits involving 29 primary plaintiffs, a class action, and claims for indemnity by Celebrity Cruise Lines, Inc. (Celebrity) were brought against Essef Corporation (Essef) and certain of its subsidiaries prior to our acquisition of Essef in August 1999. Celebrity has alleged that it had sustained economic damages due to loss of use of the M/V Horizon while it was dry-docked.

The claims against Essef and its involved subsidiaries were based upon the allegation that Essef designed, manufactured, and marketed two sand swimming pool filters that were installed as a part of the spa system on the Horizon, and allegations that the spa and filters contained Legionnaire’s disease bacteria that infected certain passengers on cruises from December 1993 through July 1994.

The individual and class claims by passengers were tried and resulted in an adverse jury verdict finding liability on the part of the Essef defendants (70%) and Celebrity and its sister company, Fantasia (together 30%).

After exhaustion of post-trial appeals, Pentair paid all outstanding punitive damage awards of $7.0 million in the Horizon cases, plus interest of approximately $1.6 million in January 2004. Pentair had reserved for the amount of punitive damages awarded at the time of the Essef acquisition. A reserve for the $1.6 million interest cost was recorded in 2003.

All of the personal injury cases have now been resolved through either settlement or trial. The only remaining unresolved case is that brought by Celebrity for interruption of its business. Celebrity has filed an amended complaint seeking attorney fees and costs for prior litigation and damages for out-of-pocket losses, lost profits, and loss of business enterprise value. Discovery commenced late in 2004. Pentair believes its reserves for any liability to Celebrity are adequate and intend to vigorously defend against these claims.

Attachment 2

Asbestos Litigation

Since 1987, Pentair’s McNeil (Ohio) Company subsidiary (“McNeil”) has been named as a codefendant in asbestos litigation involving claims by a total of approximately 9,000 tireworkers seeking damages for personal injuries allegedly caused by exposure to asbestos or talc in various tire plants. A former division of McNeil’s predecessor supplied tire curing presses to tire makers for which asbestos may have been used as an insulating material. Of these claims, approximately 1,500 were dismissed without payment, approximately 5,000 have been settled for an average settlement of less than approximately $2,000, and approximately 2,500 claims remain outstanding. There is no indication that future settlements would be significantly higher than the historical average. Ninety percent of the cost of defending and settling these claims has been paid by insurance carriers of McNeil’s predecessor, with the balance being paid by McNeil, pursuant to an agreement in force among the insurers and McNeil.

In addition, over the past few years, Pentair or its subsidiaries have been named as codefendants in additional cases. The majority of the cases relate to products manufactured and sold by third parties, for which Pentair has indemnification agreements in place which were negotiated in connection with various acquisitions over the years, e. g. General Signal Pump and Plymouth Products. Other miscellaneous claims, which number fewer than 100, have also been made with respect to products of continuing Pentair businesses or those for which Pentair has retained some liability.

Pentair believes that, given the factual and legal defenses to the pending claims and the applicable insurance and indemnification coverage, these asbestos claims are unlikely to result in material liability to the Company.

Attachment 3

Transrack Employment Claims

In connection with the bankruptcy in 2002 of Transrack, S. A., all of the employees (approximately 150 workers and management) of Transrack were terminated by the bankruptcy trustee. The employees have asserted claims for wrongful termination against, among others, Transrack’s shareholder, the Company’s affiliate in France, on the theory that these employees were actually employed by the affiliate and not by Transrack. This series of claims has been pending over the past two years. No judicial activity on these claims has taken place, as counsel for the employees has not submitted the required claim information for each employee. The next hearings are scheduled for May, 2005 but it appears likely that the hearings will be postponed again until December.

The Company has monitored the progress of these claims since they were filed and has reviewed the potential bases for liability under French law. Pentair believes that, given the factual and legal defenses to the pending claims and the reserves it has accrued therefor, these claims are unlikely to result in material liability to the Company.

SCHEDULE 13.04

LIENS

The Company discloses liens related to the following transactions:

1)	Hoffman Enclosures Inc. financed the acquisition, construction, equipping and installation of its Mt. Sterling manufacturing facility through $29,500,000 of Taxable Industrial Building Revenue Bonds issued by The County of Montgomery, Kentucky. Under the Bond documents, the County of Montgomery, Kentucky is the owner of the manufacturing facility and the equipment installed therein, all of which is leased to Hoffman under a lease agreement for the term of the bonds. Upon payment of the sums due under the bonds, the property will be conveyed to Hoffman. All of the Taxable Industrial Building Revenue Bonds were purchased by Pentair.

2)	A $38,900,000 Stand-by Letter of Credit issued by Wicor Industries, LLC as related to the appeal of an indemnified legal matter. All fees and expenses are reimbursed by the indemnifying party.

SCHEDULE 13.06

SUBSIDIARY DEBT OUTSTANDING

USD at 1/29/05
Pentair Global	$15,162,553
Schroff Japan	6,100,513
Miscellaneous Subsidiary Debt	1,377,981

Total	$22,641,047

Sch. 16.01 - 1

SCHEDULE 16.01

WEBSITE; NOTICE ADDRESSES

Website

Website for purposed of section 13.01(k): pentair.com

Notice Addresses

Borrowers

Pentair, Inc.
Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Michael G. Meyer
Telephone:	763-656-5295
Facsimile:	763-656-5407

With a copy to

Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Louis L. Ainsworth
Telephone:	763-656-5228
Facsimile:	763-656-5403

Pentair UK Group Limited
Pentair UK Group Limited
c/o Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Michael G. Meyer
Telephone:	763-656-5295
Facsimile:	763-656-5407

With a copy to

Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Louis L. Ainsworth
Telephone:	763-656-5228
Facsimile:	763-656-5403

Sch. 16.01 - 1

Pentair Canada Inc.
Pentair Canada Inc.
c/o Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Michael G. Meyer
Telephone:	763-656-5295
Facsimile:	763-656-5407

With a copy to

Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Louis L. Ainsworth
Telephone:	763-656-5228
Facsimile:	763-656-5403

EuroPentair Gmbh
EuroPentair Gmbh
c/o Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Michael G. Meyer
Telephone:	763-656-5295
Facsimile:	763-656-5407

With a copy to

Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Louis L. Ainsworth
Telephone:	763-656-5228
Facsimile:	763-656-5403

Pentair Global Sarl
Pentair Global Sarl
c/o Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Michael G. Meyer
Telephone:	763-656-5295
Facsimile:	763-656-5407

Sch. 16.01 - 2

With a copy to

Pentair, Inc.
5500 Wayzata Boulevard, Suite 800
Golden Valley, Minnesota 55416-1259
Attention:	Louis L. Ainsworth
Telephone:	763-656-5228
Facsimile:	763-656-5403

Bank of America, N.A., as Administrative Agent

For administrative notices regarding borrowings, payments, conversions, continuations, letters of credit, fees, interest and similar notices:

Bank of America, N.A.

Credit Services

Mail Code CA4-702-02-25

2001 Clayton Rd..

Concord CA 94520

Attn: Kathy Eddy

Phone: 925-675-8458

Fax: 888-969-2420

For notices regarding amendments, waivers, financial statements, assignments and all other notices:

Bank of America, N.A.

Mailcode CA5-701-05-19

1455 Market Street

San Francisco, Ca 94103-1399

Attn: Anthea Del Bianco

415.436.2776

(fax) 415.503.5101

anthea.del_bianco@bankofamerica.com

Bank of America, N.A., as Issuing Bank

Bank of America, N.A.

Mail Code CA9-703-19-23

33 South Beaudry Street

Los Angeles, CA 90071

Attn: Sandra Leon

Phone: 213-345-5231

Fax: 213-345-0265

Sandra.leon@bankofamerica.com

Sch. 16.01 - 3

Bank of America, N.A., as an EMU Lender

Bank of America, N.A.

2001 Clayton Rd.

Concord, CA. 94520

Attention: Kathy Eddy

Telephone: 925 675-8458

Facsimile: 888 969-2420

E-Mail Address: kathy.eddy@bankofamerica.com

JPMorgan Chase Bank, N.A., London Branch as UK Lender

Operations Administration Contacts:

JPMorgan Chase Bank, London

Portfolio Funding Group

1111 Fannin

9th Floor

Houston, TX 77002

Attention: Rossana Gonzalez-Ayala

Telephone: 001 713 750 2628

Attention: Mia Hamilton

Telephone: 001 713 750 2984

Attention: Laura Nieto

Telephone: 001 713 750 3609

Attention: Ashish Baluja

Telephone: 001 713 750 7929

Attention: John LaFleur

Telephone: 001 713 750 6532

Attention: Brandi Whittaker

Telephone: 001 713 750 2947

Attention: Patricia Rodriguez

Telephone: 001 713 750 3860

Attention: Justin Jones

Telephone: 001 713 427 6533

Attention: Belinda Lara

Telephone: 001 713 750 3734

Facsimile: +713 750 2129 or +713 427 6520

Sch. 16.01 - 4

Bank of Montreal, as Canadian Lender

Credit Contact:

Bank of Montreal

111 West Monroe

111/5W

Chicago, Illinois 60603

Attention: Michael Fordney

Telephone: 312-461-7514

Facsimile: 312-293-5041

E-Mail Address: Michael.fordney@harrisnesbitt.com

Operations Contact:

DebraAnn Delaney

115 S. LaSalle Street

111/17W

Chicago, Illinois 60603

Telephone: 312-461-6910

Facsimile: 312-293-5283

E-Mail Address: debraann.delaney@bmo.com

Committed Lenders

Bank of America, N.A., as a Committed Lender

Credit Contact:

Bank of America, N.A.

231 South LaSalle Street- 9th Floor

Chicago, IL 60697

Attention: Chas McDonell

Telephone: 312-828-6225

Facsimile: 312-974-8811

Administrative/ Operations / Bid Loan

Bank of America, N.A.

2001 Clayton Rd.

Concord, CA. 94520

Attention: Kathy Eddy

Telephone: 925 675-8458

Facsimile: 888 969-2420

E-Mail Address: kathy.eddy@bankofamerica.com

JPMorgan Chase Bank, N.A., as a Committed Lender

Credit Contact:

Attention: [                    ]

Telephone: [                    ]

Facsimile: [                    ]

E-Mail Address: [                    ]

Sch. 16.01 - 5

Administrative/Operations:

JPMorgan Chase Bank, N.A.

Attention: [                    ]

Telephone: [                    ]

Facsimile: [                    ]

E-Mail Address: [                    ]

Bid Loan Contact:

JPMorgan Chase Bank, N.A.

Attention: [                    ]

Telephone: [                    ]

Facsimile: [                    ]

E-Mail Address: [                    ]

L/C Contact:

JPMorgan Chase Bank, N.A.

Attention: [                    ]

Telephone: [                    ]

Facsimile: [                    ]

E-Mail Address: [                    ]

US Bank National Association, as a Committed Lender

Credit Contact:

US Bank National Association

BC-MN-H03N

800 Nicollet Mall

Minneapolis, Minnesota 55402

Attention: David A. Draxler

Telephone: 612-303-3765

Facsimile: 612-303-2265

E-Mail Address: david.draxler@usbank.com

Administrative/Operations:

U.S. Bank National Association

Attention: Connie Sweeney

Telephone: 920-237-7604

Facsimile: 920-237-8993

E-Mail Address: connie.sweeney@usbank.com

Sch. 16.01 - 6

Bid Loan Contact:

U.S. Bank National Association

800 Nicollet Mall

BC-MN-H03N

Minneapolis, Minnesota 55402

Attention: David A. Draxler

Telephone: 612-303-3765

Facsimile: 612-303-2265

E-Mail Address: david.draxler@usbank.com

L/C Contact:

U.S. Bank National Association

800 Nicollet Mall

Minneapolis, Minnesota 55402

Attention: Karen Johnson

Telephone: 612-303-3760

Facsimile: 612-303-2265

E-Mail Address: karen.johnson@usbank.com

JP Morgan Chase Bank, N.A., as a Committed Lender

Credit Contact:

JP Morgan Chase Bank, N.A.

131 South Dearborn Street

Chicago, Illinois 60603

Attention: Mike Kelly

Telephone: 312-325-3223

Facsimile: 312-325-3239

E-Mail Address: michael_b_kelly@bankone.com

Administrative/ Operations and Bid Loan Contact:

JP Morgan Chase Bank, N.A.

131 S. Dearborn Street

IL1-0010

Chicago, Illinois 60603

Attention: Saul Gierstikas

Telephone: 312-385-7833

Facsimile: 312-385-7098

E-Mail Address: saul_gierstikas@bankone.com

L/C Contact:

JP Morgan Chase Bank, N.A.

300 S. Riverside Plaza

Floor 7, IL1-0236

Chicago, Illinois 60606

Attention: Mi Y Kim

Telephone: 312-954-7048

Facsimile: 312-954-6207

E-Mail Address: mi_y_kim@bankone.com

Sch. 16.01 - 7

The Bank of Tokyo - Mitsubishi, Ltd., Chicago Branch,

as a Committed Lender

Credit Contact:

The Bank of Tokyo - Mitsubishi, Ltd.

601 Carlson Parkway, Suite 370

Minneapolis, Minnesota 55305

Attention: Patrick McCue

Telephone: 952-473-6110

Facsimile: 952-473-5152

E-Mail Address: pmccue@btmna.com

Administrative/Operations:

The Bank of Tokyo - Mitsubishi, Ltd.

34 Exchange Place

Plaza III

Jersey City, New Jersey 07311

Attention: Jimmy Yu

Telephone: 201-418-8566

Facsimile: 201-521-2335

E-Mail Address:jyn@btmna.com

Bid Loan Contact:

The Bank of Tokyo - Mitsubishi, Ltd.

601 Carlson Parkway, Suite 370

Minneapolis, Minnesota 55305

Attention: Scott Ackerman

Telephone: 952-473-5090

Facsimile: 952-473-5152

E-Mail Address: sackerman@btmna.com

L/C Contact:

The Bank of Tokyo - Mitsubishi, Ltd.

34 Exchange Place

Plaza III

Jersey city, New Jersey 07311

Attention: Marina Gomez

Telephone: 201-413-8823

Facsimile: 201-521-2335

E-Mail Address: mgomez@btmna.com

Sch. 16.01 - 8

SunTrust Bank, as a Committed Lender

Credit Contact:

SunTrust Bank

401 North Michigan Avenue, Suite 1200

Chicago, Illinois 60611

Attention: Molly Drennan

Telephone: 312-840-7982

Facsimile: 312-840-7983

E-Mail Address: Molly.Drennan@suntrust.com

with a copy to:

Sun Trust Bank

303 Peachtree Street NE, 10th Floor

Mail Code 1928

Atlanta, Georgia 30308

Attention: Tracy Wei

Telephone: 404-532-0625

Facsimile: 404-588-8505

E-Mail Address: Tracy.Wei@suntrust.com

Administrative/ Operations/ Bid Loan and L/C Contact:

Sun Trust Bank

303 Peachtree Street NE, 10th Floor

Mail Code 1941

Atlanta, Georgia 30303

Attention: Patrice Ransom

Telephone: 404-724-3891

Facsimile: 404-230-1940

E-Mail Address: Patrice.Ransom@suntrust.com

Mizuho Corporate Bank, Ltd.,

as a Committed Lender

Credit Contact:

Mizuho Corporate Bank, Ltd.

1251 Avenue of the Americas

New York, New York 10020-1104

Attention: David Lee

Sch. 16.01 - 9

Telephone: 212-282-4987

Facsimile: 212-282-4487

E-Mail Address: David.Lee@mizuhocbus.com

With a copy to:

Mizuho Corporate Bank, Ltd.

1251 Avenue of the Americas

New York, New York 10020-1104

Attention: Bertram Tang

Telephone: 212-282-3516

Facsimile: 212-354-7206

E-Mail Address: Bertram.Tang@mizuhocbua.com

Administrative/ Operations and Bid Loan Contact:

Mizuho Corporate Bank, Ltd.

Harborside Financial Center

1800 Plaza Ten

Jersey City, New Jersey 07311

Attention: Nyema Singleton

Telephone: 201-526-9154

Facsimile: 201-526-0937

With a copy to:

Mizuho Corporate Bank, Ltd.

Harborside Financial Center

1800 Plaza Ten

Jersey City, New Jersey 07311

Attention: Nelson Rojas

Telephone: 201-526-9159

Facsimile: 201-526-0937

L/C Contact:

Mizuho Corporate Bank, Ltd.

1251 Avenue of the Americas

New York, New York 10020-1104

Attention: David Lee

Telephone: 212-282-4987

Facsimile: 212-282-4487

E-Mail Address: David.Lee@mizuhocbua.com

Sch. 16.01 - 10

BNP Paribas, as a Committed Lender

Credit Contact:

BNP Paribas

209 South LaSalle, Suite 500

Chicago, Illinois 60604

Attention: Jo Ellen Bender

Telephone: 312-977-2225

Facsimile: 312-977-1880

E-Mail Address: joellen.bender@Americas.bnpparibas.com

Administrative/Operations/ Bid Loan and L/C Contact:

BNP Paribas

919 third Avenue, 3rd Floor

New York, New York 10022

Attention: Gabriella Candamo

Telephone: 212-471-6626

Facsimile: 212-471-6695

E-Mail Address: gabriella.candamo@americas.bnpparibas.com

PNC Bank, NA, as a Committed Lender

Credit and Bid Loan Contact:

PNC Bank, NA

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Sharon Geffel

Telephone: 412-762-9340

Facsimile: 412-768-9259

E-Mail Address: Sharon.Geffel@pncbank.com

Administrative/ Operations Contact:

PNC Bank, NA

PNC Firstside Center

500 First Avenue

Pittsburgh, Pennsylvania 15219

Attention: Christine Staab

Telephone: 412-768-6214

Facsimile: 412-768-4586

E-Mail Address: christine.staab@pncbank.com

L/C Contact:

PNC Bank, NA

PNC Firstside Center

500 First Avenue

Pittsburgh, Pennsylvania 15219

Attention: Ruin Plecenik

Telephone :412-762-2668

Facsimile: 412-768-6118

E-Mail Address: Ruin.Plecenik@pncbank.com

Sch. 16.01 - 11

Wells Fargo Bank, National Association, as a Committed Lender

Credit Contact:

Wells Fargo Bank, National Association

Sixth & Marquette

MAC-N9305-031

Minneapolis, Minnesota 55479

Attention: Edward B. Hanson

Telephone: 612-667-9787

Facsimile: 612-667-2276

E-mail Address: Ted.B. Hanson@Wellsfargo.com

Administrative/ Operations Contact:
Wells Fargo Bank, National Association
201 Third Street
MAC A0187-081
San Francisco, California 94103
Attention:	Neva Moritani
Telephone:	415-477-5456
Facsimile:	415-979-0675 - Primary
415-977-9489 - Secondary

Bid Loan Contact:

Wells Fargo Bank, National Association

Sixth & Marquette

MAC-N9305-031

Minneapolis, Minnesota 55479

Attention: Ethel Phillips

Telephone: 612-667-0803

Facsimile: 612-667-4145

L/C Contact:
Wells Fargo Bank, National Association
201 Third Street
MAC A0187-081
San Francisco, California 94103
Attention:	Ginnie Padgett
Telephone:	415-477-5374
Facsimile:	415-979-0679 - Primary
415-979-0675 - Secondary

Sch. 16.01 - 12

Calyon New York Branch, as a Committed Lender

Credit Contact:

Calyon New York Branch

227 W. Monroe Street – Suite 3800

Chicago, Illinois 60606

Attention: Joseph A. Philbin

Telephone: 312-220-7314

Facsimile: 312-641-0527

E-Mail Address: joseph.philbin@us.calyon.com

Administrative/ Operations, Bid Loan and L/C Contact:

Calyon New York Branch

1301 Avenue of the Americas

New York, New York 10019

Attention: Jaikissoon Sanichar

Telephone: 212-261-7644

Facsimile: 212-459-3180

E-Mail Address: jaikissoon.sanichar@us.calyon.com

Bank of Ireland, as a Committed Lender

Credit Contact:

Bank of Ireland

La Touche House, IFSC,

Custom House Docks, Dublin 1, Ireland

Attention: Fiona Smith

Telephone: 353 1 611 5338

Facsimile: 353 1 829 0129

E-Mail Address: fiona.smith@boimail.com

Administrative/ Operations/ Bid Loan and L/C Contact:

Bank of Ireland- Corporate Banking

Hume House,

Ballsbridge, Dublin 4, Ireland

Attention: Olivia Carey/Janet Mahon/ Erin Clarke

Telephone: 353 1 618 7470 / 7472 / 7466

Facsimile: 353 1 618 7490

E-Mail Address: olivia.carey@boimail.com / janet.mahon@boimail.com / erin.clark@boimail.com

Bank of China, Los Angeles Branch, as a Committed Lender

Credit Contact:

Bank of China, Los Angeles Branch

444 S. Flower Street #39

Los Angeles, California 90071

Attention: Jason Fu

Telephone: 213-688-8700 Ext. 235

Facsimile: 213-688-1015

E-Mail Address: Jfu@bocuss.com

Sch. 16.01 - 13

Administrative/ Operations:

Bank of China

444 S. Flower Street #39

Los Angeles, California 90071

Attention: Au-Yeung Hung

Telephone: 213-688-8700 Ext. 234

Facsimile: 213-688-1015

E-Mail Address: hauyeung@bocuss.com

Bid Loan Contact:

Bank of China

444 S. Flower Street #39

Los Angeles, California 90071

Attention: Christina Chi

Telephone: 213-688-8700 Ex. 238

Facsimile: 213-688-1015

E-Mail Address: cjchi@bocuss.com

L/C Contact:

Bank of China

444 S. Flower Street #39

Los Angeles, California 90071

Attention: Yi Zhang

Telephone: 213-688-8700 Ex. 284

Facsimile: 213-688-1015

E-Mail Address: yizhang@bocuss.com

KBC Bank N.V., as a Committed Lender

Credit Contact:

KBC Bank N.V.

125 W. 55th Street, 10th Floor

New York, New York 10019

Attention: Stefano Snozzi

Telephone: 212-258-9494

Facsimile: 212-541-0793

E-Mail Address: stefanoennco.snozzi@kbc.bc

Administrative/ Operations/ Bid Loan and L/C Contact:

KBC Bank N.V.

125 W. 55th Street, 10th Floor

New York, New York 10019

Attention: Rose Pagan

Telephone: 212-541-0657

Facsimile: 212-956-5581

E-Mail Address: rose.pagan@kbc.bc

Sch. 16.01 - 14

Mellon Bank, N.A., as a Committed Lender

Credit Contact:

Mellon Bank, N.A.

1 Mellon Center, Room 4530

Pittsburgh, Pennsylvania 15258-0001

Attention: Daniel J. Lenckos

Telephone: 412-234-0733

Facsimile: 412-236-1914

E-Mail Address: lenckos.dj@mellon.com

Administrative/ Operations and Bid Loan Contact:

Mellon Bank, N.A.

525 William Penn Place, Room 1203

Pittsburgh, Pennsylvania 15259-0003

Attention: Paula Zawicki

Telephone: 412-234-3932

Facsimile: 412-209-6141

L/C Contact:

Mellon Bank, N.A.

500 Ross Street

Pittsburgh, Pennsylvania 15262-0001

Attention: Rick Alberts

Telephone: 412-234-4368

Facsimile: 412-234-2733

National City Bank, as a Committed Lender

Credit, Bid Loan and L/C Contact:

National City Bank

One North Franklin, Suite 360000

Chicago, Illinois 60606

Attention: Jon R. Hinard

Telephone: 312-384-4624

Facsimile: 312-240-0301

E-Mail Address: jon.hinard@nationalcity.com

Administrative/ Operations Contact:

National City Bank

One NCC Parkway

Ostemo, Michigan 49077

Attention: Marilyn Moore

Telephone: 269-973-1427

Facsimile: 269-973-2405

E-Mail Address: marilyn.moore@nationalcity.com

Sch. 16.01 - 15

Citicorp USA, Inc., as a Committed Lender

Credit Contact:

Citicorp USA, Inc.

388 Greenwich Street, 23rd Floor

New York, New York 10019

Attention: Rory Boyle

Telephone: 212-816-7964

Facsimile: 212-816-5714

E-Mail Address: rory.boyle@citigroup.com

Administrative/ Operations Contact:

Citicorp USA, Inc.

2 Penns Way Suite

New Castle, Delaware 19720

Attention: Alex Iannelli

Telephone: 302-894-6058

Facsimile: 212-994-0847

E-Mail Address: Alex.iannelli@citigroup.com

Bid Loan and L/C Contact:

Citicorp USA, Inc.

388 Greenwich Street, 23rd Floor

New York, New York 10019

Attention: George Calfo

Telephone: 212-816-8371

Facsimile: 212-816-5716

E-Mail Address: George.calfo@citigroup.com

Banca di Roma – Chicago Branch, as a Committed Lender

Credit and Bid Loan Contact:

Banca di Roma – Chicago Branch

225 West Washington, Suite 1200

Chicago, Illinois 60606

Attention: Joyce Montgomery

Telephone:312-704-2648

Facsimile: 312-726-3058

E-Mail Address: Bdrchjm@Ameritech.net

Administrative/ Operations and L/C Contact:

Banca di Roma – Chicago Branch

34 East 51st Street

New York, New York 10022

Attention: Lino Caldera

Telephone: 212-407-1613

Facsimile: 212-407-1684

Sch. 16.01 - 16

with a copy to:

Banca di Roma – Chicago Branch

225 West Washington, Suite 1200

Chicago, Illinois 60606

Attention: Joyce Montgomery

Telephone: 312-704-2648

Facsimile: 312-726-3058

E-Mail Address: Bdrchjm@Ameritech.net

Bank Hapoalim B.M., as a Committed Lender

Credit Contact:

Bank Hapoalim B.M.

225 N. Michigan Avenue, Suite 900

Chicago, Illinois 60601

Attention: Thomas Hepperle

Telephone: 312-228-8420

Facsimile: 312-228-6490

E-Mail Address: thepperle@hapoalimusa.com

Administrative/ Operations/ Bid Loan and L/C Contact:

Bank Hapoalim B.M.

1177 Avenue of the Americas

New York, New York 10036

Attention: Dwight Ghans

Telephone: 212-782-2226

Facsimile: 212-782-2187

E-Mail Address: dghans@hapoalimusa.com

Sch. 16.01 - 17

EXHIBIT A

FORM OF NOTE

________________, ______

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                  (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank, on the dates and in the amounts provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount and the date on which each Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

[NAME OF BORROWER]

By:
Title:

A-1

Schedule A to Note

LOANS AND REPAYMENTS OF LOANS

(1)	(2)	(3)	(4)
Date	Amount of [Insert Name] Loan	Amount of [Insert Name] Loan Repaid	Notation Made By

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

________________	________________	________________	________________

A-2

EXHIBIT B

FORM OF

NOTICE OF COMMITTED BORROWING

Date: _________

To:	Bank of America, N.A., as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

Ladies and Gentlemen:

The undersigned, Pentair, Inc. (the “Company”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 2.02 of the Credit Agreement, of the Committed Borrowing specified below:

(a) The Borrowing Date (which is a Business Day) for the Committed Borrowing is                     ,             .

(b) The Committed Borrowing is to be comprised of [US Base Rate] [Eurocurrency] Loans in [US Dollars] [other Available Currency].

(c) The aggregate amount of the Committed Borrowing is [US$            ] [other Available Currency].

[(d) The duration of the Interest Period for the Eurocurrency Loans included in the Committed Borrowing shall be              months.]

The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Committed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

(b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed Committed Borrowing; and

B-1

(c) the Total Outstandings will not exceed the Total Commitment; and

(d) the aggregate Dollar Equivalent principal amount of all Committed Loans of any Committed Lender plus such Committed Lender’s Pro Rata Share of the Dollar Equivalent amount of all UK Loans, Canadian Loans, EMU Loans, Swing Line Loans and L/C Obligations will not exceed such Committed Lender’s Commitment.

PENTAIR, INC.

By:
Title:

B-2

EXHIBIT C-1

FORM OF

NOTICE OF CONVERSION/CONTINUATION (US)

Date: _________

To:	Bank of America, N.A., as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

Ladies and Gentlemen:

The undersigned, Pentair, Inc. (the “Company”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, with respect to the [conversion] [continuation] of the Committed Loans specified below, that:

1. The Conversion/Continuation Date is             ,     .

2. The aggregate amount of the [US Base Rate] [US Dollar Eurocurrency] Loans to be [converted] [continued] is US $___________ .

3. The Committed Loans are to be [converted into] [continued as] [US Base Rate] [US Dollar Eurocurrency] Loans.

[4. The duration of the Interest Period for the US Dollar Eurocurrency Loans included in the [conversion] [continuation] shall be      months.]

The Company certifies that on the date hereof, and both before and after giving effect to the proposed [conversion] [continuation] no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

PENTAIR, INC.

By:
Title:

C-1-1

EXHIBIT C-2

FORM OF

NOTICE OF CONVERSION/CONTINUATION (CANADIAN)

Date: _________

To:	Bank of America, N.A., as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JP Morgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

and

Bank of Montreal, as Canadian Lender under the Credit Agreement

Ladies and Gentlemen:

The undersigned, Pentair Canada Inc. (“Pentair Canada”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Section 4.03 of the Credit Agreement, with respect to the [conversion] [continuation] of the Loans specified herein, that:

1. The Conversion/Continuation Date is _____________,_____.

2. The aggregate amount of the Loans to be [converted] [continued] is CAN$            .

3. The Canadian Loans are to be [converted into] [continued as] [Prime Rate] [Eurocurrency] Loans.

[4. The duration of the Interest Period for the [Eurocurrency] Loans included in the [conversion] [continuation] shall be      months.]

C-2-1

Pentair Canada certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date before and after giving effect thereto: no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

PENTAIR, INC.

By:
Title:

C-2-2

EXHIBIT D

FORM OF

COMPETITIVE BID REQUEST

                    ,

Bank of America, N.A., as Administrative Agent

[address]

Attention: _____________

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Capitalized terms used herein have the meanings specified in the Credit Agreement.

This is a Competitive Bid Request for Bid Loans pursuant to Section 8.02 of the Credit Agreement as follows:

1. The date of the proposed Bid Borrowing (which is a Business Day) is _____________,_____ .

2. The aggregate amount of the proposed Bid Borrowing is US$            .

3. The Interest Period for the Bid Loans comprising the Bid Borrowing shall be             .

The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date;

(b) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from such proposed Bid Borrowing; and

(c) the Total Outstandings will not exceed the Total Commitment.

D-1

PENTAIR, INC.

By:
Title:
Facsimile:

D-2

EXHIBIT E

FORM OF

INVITATION FOR COMPETITIVE BIDS

Via Facsimile

To the Lenders Listed on Schedule A attached hereto:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Capitalized terms used herein have the meanings specified in the Credit Agreement.

Pursuant to Section 8.02 of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

1. The date of the proposed Bid Borrowing (which is a Business Day) is _____________,_____ .

2. The aggregate amount of the proposed Bid Borrowing is US$            .

3. The Interest Period for the Bid Loans comprising the Borrowing shall be             .

All Competitive Bids must be in the form of Exhibit F to the Credit Agreement and must be received by the undersigned no later than 8:45 A.M. (Chicago time) on             ,     .

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:
Facsimile:

Schedule A

List of Lenders

EXHIBIT F

FORM OF COMPETITIVE BID

                    ,

Bank of America, N.A., as Administrative Agent
[address]
Attention:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Capitalized terms used herein have the meanings specified in the Credit Agreement.

In response to the Competitive Bid Request of the Company, dated             ,     , and in accordance with subsection 8.02(c)(ii) of the Credit Agreement, the undersigned Lender offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

Borrowing Date:                     ,

Aggregate Maximum Bid Amount: $

Principal	Principal	Principal
Amount US$	Amount US$	Amount US$

Absolute	Absolute	Absolute
Rate %	Rate %	Rate %

Interest	Interest	Interest
Period	Period	Period

[NAME OF LENDER]

By:
Name:
Title:

F-1

EXHIBIT G-1

FORM OF

REQUEST FOR INCREASE IN COMMITMENTS

                                ,

Bank of America, N.A.,

as Administrative Agent, and the

Lenders party to the Credit Agreement

referred to below

[address]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

In accordance with Section 2.07 of the Credit Agreement, the Company hereby requests an increase in the Total Commitment from US$             to US$             (the “Increase”).

The Company hereby certifies that as of the date hereof and the effective date of the Increase:

(a) attached hereto as Exhibit A is a true, complete and correct copy of the resolutions, duly adopted by the board of directors of the Company and certified by [an Assistant Secretary] [the Secretary] of the Company, authorizing the Increase and such resolutions have not been amended, modified, rescinded or revoked since their adoption, and remain in full force and effect;

(b) all the representations and warranties contained in the Credit Agreement are true and correct on and as of such date with the same effect as though made on such date;

(c) the Company is in pro forma compliance with Sections 13.02 and 13.03 of the Credit Agreement before and after giving effect to the Increase; and

(d) no Event of Default or Unmatured Event of Default has occurred and is continuing.

Please indicate on Attachment I hereto whether or not you agree to increase your Commitment pursuant to Section 2.07 of the Credit Agreement and the amount, if any, by which you offer to increase your Commitment. Please complete and return Attachment I to the Administrative Agent within 15 Business Days of the date hereof.

G-1-1

Very truly yours,

PENTAIR, INC.

By:
Title:

G-1-2

ATTACHMENT I TO EXHIBIT G-1

Bank of America, N.A.,

as Administrative Agent

[address]

Ladies and Gentlemen:

Please refer to the letter dated as of [            ,     ], from Pentair, Inc. (the “Company”) requesting an increase in the Total Commitment from US$             to US$             pursuant to Section 2.07 of the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Capitalized terms used herein have the meanings specified in the Credit Agreement.

In response to the Company’s request, the undersigned Lender hereby [agrees to increase its Commitment under the Credit Agreement from US$             to US$            ][declines to increase its Commitment under the Credit Agreement].

Very truly yours,

[NAME OF LENDER]

By:
Title:

G-1-3

EXHIBIT G-2

REQUEST FOR CONSENT TO INCREASE

                    ,

To:	Bank of America, N.A.,
as EMU Lender, Issuing Bank and Administrative Agent

JPMorgan Chase Bank, N.A., as UK Lender

[ ],
as Canadian Lender

U.S. Bank National Association, as Swing Line Lender

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Terms defined in the Credit Agreement are used herein as therein defined.

1. Pursuant to Section 2.07 of the Credit Agreement, we hereby give you notice of, and request your consent to, the assumption by                      (the “Increasing Lender”), a Committed Lender, on                      of an increased Commitment in the amount of US$             .

After giving effect to such assumption, and each other assumption by a Committed Lender occurring simultaneously therewith, the Increasing Lender shall have a Pro Rata Share equal to             %.

G-2-1

IN WITNESS WHEREOF, the Company and the Increasing Lender have caused this request to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

PENTAIR, INC.

By:
Title:

[INCREASING LENDER]

By:
Title:

ACKNOWLEDGED AND ASSUMPTION CONSENTED TO:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Its:

BANK OF AMERICA, N.A., as Issuing Bank

By:
Its:

BANK OF AMERICA, N.A., as EMU Lender

By:
Its:

G-2-2

JPMorgan Chase Bank, N.A., as UK Lender

By:
Its:

Bank of Montreal, as Canadian Lender

By:
Its:

U.S. Bank National Association, as Swing Line Lender

By:
Its:

G-2-3

EXHIBIT G-3

REQUEST FOR ADDITIONAL COMMITTED LENDER

                    ,

To:	Bank of America, N.A., as EMU Lender, Issuing Bank and Administrative Agent

JPMorgan Chase Bank, N.A., as UK Lender

[ ], as Canadian Lender

U.S. Bank National Association, as Swing Line Lender

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Terms defined in the Credit Agreement are used herein as therein defined.

1. Pursuant to Section 2.07 of the Credit Agreement, we hereby give you notice of, and request your consent to, the assumption on              by                      (the “Additional Committed Lender”) of a Commitment in the amount of US$             and all related rights, benefits, obligations, liabilities and indemnities of a Committed Lender under and in connection with the Credit Agreement.

After giving effect to such assumption, the Additional Committed Lender shall have a Pro Rata Share equal to             %.

2. The Additional Committed Lender agrees that, upon receiving the consent, if applicable, of the Administrative Agent, the UK Lender, the Canadian Lender, each EMU Lender, the Swing Line Lender and the Issuing Bank to such assumption, the Additional Committed Lender will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Additional Committed Lender were a Committed Lender originally holding such interest in the Credit Agreement.

G-3-1

3. The following administrative details apply to the Additional Committed Lender:

(A)	Notice Address:

Additional Committed
Lender name:
Address:
_____________________________________
_____________________________________
Attention:
Telephone: ( )
Telecopier: ( )
Telex (Answerback):

(B)	Payment Instructions:

Account No.:
At:
____________________________________
________________________________________
Reference:
Attention:

G-3-2

IN WITNESS WHEREOF, the Company and the Additional Committed Lender have caused this request to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

PENTAIR, INC.

By:
Title:

[ADDITIONAL COMMITTED LENDER]

By:
Title:

ACKNOWLEDGED AND ASSUMPTION CONSENTED TO:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Its:

BANK OF AMERICA, N.A., as Issuing Bank

By:
Its:

BANK OF AMERICA, N.A., as EMU Lender

By:
Its:

G-3-3

JPMORGAN CHASE BANK, N.A., as UK Lender

By:
Its:

BANK OF MONTREAL, as Canadian Lender

By:
Its:

U.S. BANK NATIONAL ASSOCIATION, as Swing Line Lender

By:
Its:

G-3-4

EXHIBIT H

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, participations (whether funded or unfunded) in respect of UK Loans, Canadian Loans, EMU Loans, Swing Line Loans and L/C Obligations included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate of [identify Lender]]

3.	Borrower(s): Pentair, Inc. and certain of its Subsidiaries

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders[1]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans and new Pro Rata Share of Assignee[2]
[3]	$	$	%

[7. Trade Date:                     ]4

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR]

By:
Title:

[1]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[NAME OF ASSIGNEE]

By:
Title:

ACKNOWLEDGED AND CONSENTED TO:

PENTAIR, INC.[5]

By:
Its:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Its:

BANK OF AMERICA, N.A., as EMU Lender

By:
Its:

BANK OF AMERICA, N.A., as Issuing Bank

By:
Its:

[5]	If required pursuant to the terms of the Credit Agreement.

JPMORGAN CHASE BANK, N.A., as UK Lender

By:
Its:

BANK OF MONTREAL, as Canadian Lender

By:
Its:

U.S. BANK NATIONAL ASSOCIATION, as Swing Line Lender

By:
Its:

ANNEX I

TO

ASSIGNMENT AND ACCEPTANCE AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other document executed in connection therewith (collectively, the “Loan Documents”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 13.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if it is organized under the laws of a jurisdiction outside the United States, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT I

COPY OF SUBSIDIARY GUARANTY

[INSERT EXECUTED SUBSIDIARY GUARANTY]

I-1

EXHIBIT J

FORM OF BORROWER DESIGNATION

Date:

To:	Bank of America, N.A., as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

Ladies and Gentlemen:

The undersigned, Pentair, Inc. (the “Company”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice that the Company hereby designates the Subsidiary identified below as [a][an] [Canadian Borrower][EMU Borrower][UK Borrower] under the Credit Agreement, and that, following the date hereof, the Subsidiary identified below shall be [a][an] [Canadian Borrower][EMU Borrower][UK Borrower] under the Credit Agreement.

Name of Subsidiary:

Notice Address:
________________________________
________________________________
Attention:	________________________________
Telephone:	________________________________
Telecopier:	________________________________

J-1

Payment Instructions:

Account No.:	________________________________
At:	________________________________
________________________________
Reference:	________________________________
Attention:	________________________________

PENTAIR, INC.

By:
Title:

CONSENTED TO*:

[ ],
as EMU Lender

By:
Title:

BANK OF AMERICA,
as Administrative Agent

By:
Title:

*	Consent necessary only if a Subsidiary of the Company that is organized under the laws of a jurisdiction other than Germany or Luxembourg is being designated as an EMU Borrower.

J-2

EXHIBIT K

FORM OF CONFIRMATION OF SUBSIDIARY GUARANTY

To the Administrative Agent and the Lenders under and as defined in the Second Restated Credit Agreement referred to below

Please refer to the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank. Capitalized terms used but not defined herein are used as defined in the Second Restated Credit Agreement.

Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the effectiveness of the Second Restated Credit Agreement, the Subsidiary Guaranty (i) continues in full force and effect as a guaranty of all obligations of the Company under the Second Restated Credit Agreement and all other liabilities described in the Subsidiary Guaranty and (ii) continues to be a legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

[Remainder of page intentionally left blank.]

K-1

IN WITNESS WHEREOF, each of the undersigned has caused this Confirmation to be executed and delivered by its duly authorized representative as of [                    ], 2005.

APLEX INDUSTRIES, INC.
CENTURY MANUFACTURING CO.
CODELINE CORPORATION
ELECTRONIC ENCLOSURES, INC.
EVERPURE, LLC
FLECK CONTROLS, INC.
HOFFMAN ENCLOSURES (MEX.), LLC
HOFFMAN ENCLOSURES INC.
HYPRO, LLC
LINCOLN AUTOMOTIVE COMPANY
MCNEIL (OHIO) CORPORATION
MORAINE PROPERTIES, LLC
NATIONAL POOL TILE GROUP, INC.
PENTAIR ELECTRONIC PACKAGING COMPANY
PENTAIR ENCLOSURES, INC.
PENTAIR ENCLOSURES GROUP, INC.
PENTAIR FILTRATION, INC.
PENTAIR PUMP GROUP, INC.
PENTAIR TRANSPORT, INC.
PENTAIR WATER GROUP, INC.
PENTAIR WATER POOL & SPA, INC.
PENTAIR WATER TREATMENT (OH) COMPANY
PENTAIR WATER TREATMENT COMPANY
PFAM, INC.
PTG ACCESSORIES CORP.
SCHROFF, INC.
SHURFLO, LLC
STA-RITE INDUSTRIES, LLC
SUREWOOD ACQUISITION CORPORATION
WEB TOOL & MANUFACTURING, INC.
WEBSTER ELECTRIC COMPANY, LLC
WICOR INDUSTRIES, LLC
WICOR GLOBAL CORP.
WICOR, INC.

By:
Name:	Louis L. Ainsworth
Title:	Senior Vice President, General Counsel and Secretary

K-2

EXHIBIT L-1

FORM OF LENDER DESIGNATION

Date:

To:	Bank of America, N.A., as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

Ladies and Gentlemen:

The undersigned, Pentair, Inc. (the “Company”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice that the Company hereby designates the Lender identified below as [the Canadian Lender][the UK Lender] [an EMU Lender] under the Credit Agreement, and that, following the effective date hereof, the Lender identified below shall be cease to be [the Canadian Lender][the UK Lender] [an EMU Lender] under the Credit Agreement.

Name of Lender to be designated as [the Canadian Lender][the UK Lender] [an EMU Lender]:

Name of Lender that will cease to be designated as [the Canadian Lender][the UK Lender] [an EMU Lender]:

PENTAIR, INC.

By:
Title:

L-1-1

CONSENTED TO:

[ ],
as a new [Canadian Lender][UK Lender][EMU Lender]

By:
Title:

BANK OF AMERICA,
as Administrative Agent

By:
Title:

L-1-2

EXHIBIT L-2

FORM OF DESIGNATION OF ADDITIONAL EMU LENDER

Date:

To:	Bank of America, N.A., as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of March 4, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Pentair, Inc., Pentair UK Limited, Pentair Canada Inc., EuroPentair Gmbh, Pentair Global Sarl, various other subsidiaries of Pentair, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as initial UK Lender, Bank of Montreal, as initial Canadian Lender, U.S. Bank National Association, as Swing Line Lender, and Bank of America, N.A., as initial EMU Lender, Administrative Agent and Issuing Bank.

Ladies and Gentlemen:

The undersigned, Pentair, Inc. (the “Company”), refers to the Credit Agreement (terms defined therein being used herein as therein defined) and hereby gives you notice that the Company hereby designates the Lender identified below as an additional EMU Lender under the Credit Agreement.

Name of Lender to be designated as an additional EMU Lender:

The Lender designated above shall be the EMU Lender for purposes of all Loans made to [the following EMU Borrowers][all EMU Borrowers organized under the following jurisdictions]:

PENTAIR, INC.

By:
Title:

L-2-1

CONSENTED TO:

[ ],
as an additional EMU Lender

By:
Title:

BANK OF AMERICA,
as Administrative Agent

By:
Title:

L-2-2